Exhibit 10.5

MEZZANINE LOAN AGREEMENT

between

EYP MEZZANINE, LLC, a Delaware limited liability company,

as Borrower

and

RVP MEZZ DEBT 1 LLC, a Delaware limited liability company

as Lender

Entered into as of March 29, 2018

i

(continued)

(continued)

(continued)

EXHIBITS AND SCHEDULES

SCHEDULE I – INTENTIONALLY OMITTED

SCHEDULE II – EXISTING LEASES/RENT ROLL

SCHEDULE III – LITIGATION DISCLOSURE

SCHEDULE IV – ENVIRONMENTAL REPORTS

SCHEDULE V – REAs

SCHEDULE VI – LEASE DISCLOSURES

EXHIBIT A – DESCRIPTION OF PROPERTY

EXHIBIT B – DOCUMENTS

EXHIBIT C – INTENTIONALLY OMITTED

EXHIBIT D – INTENTIONALLY OMITTED

EXHIBIT E – INTENTIONALLY OMITTED

EXHIBIT F – INTENTIONALLY OMITTED

EXHIBIT G – ORGANIZATIONAL CHART

EXHIBIT H – INTENTIONALLY OMITTED

EXHIBIT I-1 - FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-2 - FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-3 - FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-4 - FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT J - FORM OF APPROVED SUB-REA AMENDMENT

v

MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT (“Agreement”) dated as of March 29, 2018 by and among EYP MEZZANINE, LLC, a Delaware limited liability company (“Borrower”) and RVP MEZZ DEBT 1 LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

RECITALS

B.	Borrower owns one hundred percent (100%) of the limited liability company interests in EYP Realty, LLC, a Delaware limited liability company (the “Mortgage Borrower”). Mortgage Borrower owns certain real property described in Exhibit A hereto (“Property”).

C.	Borrower has requested from Lender a mezzanine loan and Lender has agreed to loan to Borrower the amount described herein on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1           DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Acceptable Counterparty” – shall have the meaning set forth in Section 9.16(a).

“Accounts” has the meaning given to that term in Section 8.2.

“Account Collateral” – means: (i) any Accounts and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such accounts from time to time; (ii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iii) to the extent not covered by clauses (i) and (ii) above, all “proceeds” (as defined under the UCC as in effect in the jurisdiction in which any of such accounts is located) of any or all of the foregoing.

“ADA” shall have the meaning given to such term in Section 6.23.

“Additional Costs” has the meaning given that term in Section 2.12(b).

“Agent” means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to the Mortgage Loan Agreement.

“Affiliate” means, with respect to any Person, (a) in the case of any such Person which is a partnership or limited liability company, any general partner or managing member in such partnership or limited liability company, respectively, (b) any other Person which is directly or indirectly controlled by, controls or is under common control with such Person or one or more of the Persons referred to in the preceding clause (a), and (c) any other Person who is a senior executive officer, director or trustee of such Person or any Person referred to in the preceding clauses (a) and (b); provided, however, in no event shall the Lender or any of its Affiliates be an Affiliate of Borrower or the Mortgage Borrower.

“Agreement” shall have the meaning given to such term in the preamble hereto.

“Alternate Rate” is a rate of interest per annum equal to three percent (3%) in excess of the applicable Effective Rate in effect from time to time.

“Annual Budget” shall mean the operating budget, including all planned capital expenditures and leasing costs, for the Property prepared by the Mortgage Borrower for the applicable fiscal year or other period.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; (c) any anti-bribery or anti-corruption laws, regulations or ordinances in the European Union; and (d) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business.

“Anti-Money Laundering Laws” means applicable laws, regulations or ordinances in (i) the European Union or (ii) any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators and shall include, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws, any certificate of occupancy and any zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation applicable to the Property.

“Applicable LIBOR Rate” means the rate of interest, equal to the sum of: (a) four and fifty five one hundredths percent (4.55%) plus (b) LIBOR.

“Appraisal” means, with respect to the Property, an M.A.I. appraisal commissioned by Agent and addressed to the Lender (acceptable to the Lender as to form, substance and appraisal date), prepared by a professional appraiser acceptable to the Lender, having at least the minimum qualifications required under FIRREA, and determining both the “as is” market value of the Property as between a willing buyer and a willing seller and the “stabilized value” of the Property.

“Approved Annual Budget” shall have the meaning given in Section 10.1(e).

2

“Approved Fund” means any Fund that is administered or managed by (a) Lender, (b) an Affiliate of Lender, or (c) an entity or an Affiliate of any entity that administers or manages Lender.

“Assignee” shall have the meaning given in Section 13.12(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BAM” Brookfield Asset Management Inc., a Canada corporation.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Base Rate” means the sum of: (i) the Federal Funds Rate plus (ii) the Federal Funds Rate Spread. For purposes of determining the Base Rate, the Base Rate shall be reset daily based upon changes in the Federal Funds Rate.

“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” shall have the meaning given in the preamble hereto and shall include the Borrower’s successors and permitted assigns.

“Borrower Related Parties” shall have the meaning given to such term in Section 13.27.

“Borrowing Group” - means, individually and collectively: (a) Borrower, (b) any Affiliate or subsidiary of Borrower including, without limitation, any Affiliate or subsidiary that owns any collateral securing any part of the Loan, any Guaranty or any Loan Document, (c) any Guarantor and (d) any officer, director or employee of any of the foregoing.

“BPO” means Brookfield Office Properties, Inc. (f/k/a Brookfield Properties Corporation), a Canadian corporation.

“BPY” means Brookfield Property Partners L.P., a Bermuda limited partnership.

“Business Day” means (a) any day of the week other than Saturday, Sunday or other day on which the offices of Lender in New York, New York are authorized or required to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

3

“Calculated Debt Service” means, as of the applicable date of determination, the sum of (x) the greatest of: (a) the amount of interest and principal actually paid on account of the Loan during the preceding three (3) months, annualized, (b) the amount obtained by multiplying the outstanding principal balance of the Loan by a debt constant based on the return on the then current 10-year U.S. Treasury Bond plus 4.55%, or (c) the amount obtained by multiplying the outstanding principal balance of the Loan by a debt constant of 6.0% plus (y) Mortgage Calculated Debt Service.

“Cash” shall mean coin or currency of the United States of America or immediately available funds, including such funds delivered by wire transfer.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) (excluding Leases) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Change of Control” means any event (whether by management changes in Mortgage Borrower, Borrower or the Guarantor or in any direct or indirect owner thereof, contractual agreement or otherwise) which results in neither BPO, BAM nor BPY having Control over Mortgage Borrower or the Borrower.

“Co-Ownership Agreement” means that certain Amended and Restated Lot 4 Co-Ownership Agreement, dated as of September 10, 2014, by and among Borrower, BOP FigAt7th LLC, Maguire Properties – 777 Tower, LLC, and Maguire Properties – 755 S. Figueroa, LLC, together with all amendments, restatements, memoranda or other modifications thereof made pursuant to the terms of the Loan Documents.

“Collateral” means the (i) the Collateral as defined in the Pledge Agreement and (ii) all other collateral for the Loan granted in the Loan Documents.

“Commitment” means, the amount for the Lender set forth on Schedule I.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” (and the correlative terms “controlled by” and “controlling”) - means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise (notwithstanding that other Persons may have the right to participate in or veto significant management decisions).

4

“Creditor’s Rights Laws” means with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Debt” has the meaning set forth in the Pledge Agreement.

“Deed of Trust” has the meaning set forth in the Mortgage Loan Agreement.

“Default” shall have the meaning given to such term in Section 11.1.

“Dollars” and “$” mean the lawful money of the United States of America.

“DSCR” means “DSCR” as defined in the Mortgage Loan Agreement.

“DSCR Certificate” shall mean a certificate from an officer of Borrower setting forth in reasonable detail (including as to each such separate item of Gross Operating Income and Operating Expenses) the calculation of DSCR for the applicable fiscal quarter and any calculations related thereto.

“DSCR Collateral Amount” shall mean, as of any date of calculation, the amount of any cash deposit, Sweep Guaranty or Letter of Credit that has been delivered by Borrower or Mortgage Borrower and is then held by Mortgage Lender as collateral for the Mortgage Loan pursuant to Section 9.13 of the Mortgage Loan Agreement or, if the Mortgage Loan has been paid in full and the Loan is outstanding, delivered by Borrower and is then held by Lender as collateral for the Loan.

“DSCR Event” means any time that the DSCR (calculated at the end of the immediately preceding quarter) is less than the Minimum DSCR.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall have the meaning provided in Section 2.4.

“Effective Rate” shall have the meaning given in Section 2.6(e).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by Lender.

5

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Environmental Reports” means the environmental reports described on Schedule IV attached hereto.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time, any successor statute and any applicable regulations or guidelines promulgated thereunder.

“ERISA Affiliate” means any entity that is considered a single employer with Borrower or Mortgage Borrower or is required to be aggregated with Borrower or Mortgage Borrower pursuant to Section 414 of the Internal Revenue Code or Section 4001(b) of ERISA.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b)  U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) Lender acquires such interest in the Loan or Commitment or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.11(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

6

“Executive Order” shall have the meaning given to such term in the definition of “Prohibited Person.”

“Existing Leases” means the Leases set forth on Schedule II attached hereto.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender; provided, however, that if the Federal Funds Rate determined as provided above would be less than one quarter of one percent (0.25%), then the Federal Funds Rate shall be deemed to be one quarter of one percent (0.25%).

“Federal Funds Rate Spread” means, in connection with any use of the Federal Funds Rate for the Base Rate, the greater of (i) the difference (expressed as the number of basis points) obtained by subtracting (x) the Federal Funds Rate, determined as of the date LIBOR was last available from (y) the per annum interest rate payable hereunder in respect of a LIBOR Loan as of the date for which LIBOR was last available (i.e., the Applicable LIBOR Rate), and (ii) zero.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fitch” means Fitch, Inc.

“Foreign Lender” means a Lender that is not a U.S. person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

7

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Operating Income” shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property and Improvements) discounts or credits to the Borrower, income, proceeds of business interruption insurance, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any Person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property and Improvements, including, without limitation, from parking operations.  With respect to all financial reporting, Gross Operating Income shall be computed in accordance with GAAP or International Financial Reporting Standards but without taking into account straight-lining of rents, and, additionally, there shall be added to Gross Operating Income in the calculation of the same the amount of rent that would be payable under any Lease that includes “free rent” concessions to the tenant for the period immediately after the commencement of the term of such Lease as if the tenant had instead paid the full amount of rent during such free rent period.

“Guarantor” means Brookfield DTLA Holdings LLC, and any other Person which, in any manner, is or becomes obligated to Lenders under any guaranty now or hereafter executed with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Guaranty” means the Limited Guaranty referred to in the list of “Loan Documents” on Exhibit B hereto.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances”, “related substances”, “industrial solid wastes” or “pollutants”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any radioactive materials; (d) asbestos in any form; (e) toxic mold and (f) oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hazardous Materials Indemnity Agreement” means a Hazardous Materials Indemnity Agreement executed by the Borrower and the Guarantor in favor of the Lender.

“Improvements” shall have the meaning given to such term in the Deed of Trust.

8

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intercreditor Agreement” – means the Intercreditor Agreement, dated as of the date hereof, executed by the Agent, for the benefit of the Mortgage Lenders, and Lender.

“Interest Period” shall mean (a) for the initial interest period hereunder, the period commencing on the Effective Date and ending on April 1, 2018, and (b) for each interest period thereafter, the period commencing on the first (1st) day of a calendar month and continuing to, but not including, the first (1st) day of the next calendar month; provided, that (i) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day.

“Interest Period Commencement Date” means the date upon which an Interest Period commences.

“Interest Rate Protection Agreement” means any rate cap entered into between Borrower and an Acceptable Counterparty meeting the terms of this Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Grade” means a rating of at least BBB- by S&P or its equivalent by Fitch and/or Moody’s.

“Lease” means any agreement for the leasing, subleasing, licensing or other occupancy of any portion of the Property.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“LIBOR” is, the rate of interest per annum determined by Lender on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of each Interest Period, for a period approximately equal to such Interest Period, as published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the Interest Period (or if not so published, then as determined by Lender from another recognized source or interbank quotation); provided, however, that if LIBOR determined as provided above would be less than one quarter of one percent (0.25%), then LIBOR shall be deemed to be one quarter of one percent (0.25%).

“LIBOR Loan” means the Loan at any time in which it bears interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day for one-month deposits in U.S. Dollars at approximately 12:00 p.m. Eastern time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

9

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge, lien (statutory or other, including a mechanic’s, materialmen’s, landlord’s or similar lien) or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment or performance of any indebtedness or other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Liquidation Event” – means (i) any casualty to all or any portion of the Property, (ii) any condemnation of all or any portion of the Property, (iii) a Transfer of the Property in connection with realization thereon by Mortgage Lender following a Default under the Mortgage Loan, including without limitation a foreclosure sale, or (iv) any refinancing of the Property or the Mortgage Loan.

“Loan” means the loan that Lenders agree to make and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement in the original principal amount of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000).

“Loan Account” shall have the meaning given to such term in Section 2.9.

“Loan Documents” means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan Party” means the Borrower, Mortgage Borrower, Guarantor, and any other person or entity that is an Affiliate of the Borrower that is obligated under the Loan Documents, Mortgage Loan Documents or Other Related Documents.

“LTV” means the percentage obtained by dividing (a) the maximum principal balance of the Loan and the Mortgage Loan by (b) the value of the Property based on an Appraisal dated not more than ninety (90) days prior to the Effective Date (which shall be the “as is” market value for the Property).

“Major Lease” means any office Lease in excess of 100,000 net rentable square feet.

“Manager” means Brookfield Properties Management (CA) Inc., a Delaware corporation.

“Management Agreement” shall have the meaning given to such term in Section 6.13.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower, (b) the ability of the Borrower or Guarantor to perform their respective obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loan or other amounts payable in connection therewith.

10

“Material Contract” means any contract or other arrangement (other than Loan Documents, Leases, REAs that are expressly described on Schedule V attached hereto and the Co-Ownership Agreement), whether written or oral, to which Borrower is a party or is bound (including recorded encumbrances upon Mortgage Borrower’s Property), as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means November 27, 2020.

“Mezzanine Deposit Account Agreement” shall have the meaning given to such term in Section 8.1.

“Minimum DSCR” means the DSCR at the last day of each fiscal quarter of the Borrower that is at least 1.00x.

“Moody’s” - means Moody’s Investors Service, Inc.

“Mortgage Borrower” – means, EYP Realty, LLC, a Delaware limited liability company.

“Mortgage Calculated Debt Service” means “Calculated Debt Service,” as defined in the Mortgage Loan Agreement.

“Mortgage Lender” means, collectively, the financial institutions from time to time party to the Mortgage Loan Agreement as a “Lender”, together with their respective successors and permitted assigns.

“Mortgage Loan” means the loan in the original principal amount of Two Hundred Thirty Million Dollars $230,000,000 made by Mortgage Lender to Mortgage Borrower, which loan is secured or to be secured by the Deed of Trust.

“Mortgage Loan Agreement” means that certain Mortgage Loan Agreement dated of even date herewith, between Mortgage Borrower, as borrower, Mortgage Lender, as lender, Agent, Wells Fargo Securities LLC, as Sole Lead Arranger and Sole Bookrunner, and Landesbank Baden Wartenberg, New York Branch, as documentation agent.

“Mortgage Loan Default” means a “Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Documents” means those documents executed in connection with the Mortgage Loan.

“Mortgage Loan Liens” means the Liens in favor of the holder of the Mortgage Loan created pursuant to the Mortgage Loan Documents.

11

“Net Liquidation Proceeds After Debt Service” means with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) in the event of a Liquidation Event consisting of a casualty or condemnation, Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) in the event of a Liquidation Event consisting of a casualty or condemnation, the costs incurred by Mortgage Borrower in connection with a restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (iii) in the event of a Liquidation Event consisting of a casualty or condemnation or a Transfer, amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the event of a Liquidation Event consisting of a casualty or condemnation, those proceeds paid to Mortgage Borrower pursuant to the Mortgage Loan Agreement, (v) in the case of a foreclosure sale, disposition or transfer of the Property in connection with realization thereon following a Default under the Mortgage Loan, reasonable and customary costs and expenses of such sale or other disposition (including attorneys’ fees and brokerage commissions), (vi) in the case of a foreclosure sale, costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vii) in the case of a refinancing of the Mortgage Loan, costs and expenses (including attorneys’ fees) of such refinancing, and (viii) the amount of any prepayments required pursuant to the Mortgage Loan Documents in connection with any such Liquidation Event.

“Net Proceeds” shall have the meaning set forth in Section 4.8.

“Net Worth” means, for any Person, on any date of determination, an amount equal to the excess of the aggregate total assets of such Person at such time less the total aggregate liabilities of such Person at such time, determined in accordance with GAAP, International Financial Reporting Standards or other accounting methods reasonably approved by Lender. For purposes of Section 9.17(a), GAAP with adjustments to reflect properties at fair value will be deemed acceptable.

“NOI” means “NOI” as defined the Mortgage Loan Agreement.

“Note” means that certain Promissory Note (Mezzanine Loan) in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loan; and (b) all other indebtedness, liabilities, obligations and covenants of Borrower owing to the Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

12

“Operating Expenses” means the total of all expenditures, computed in accordance with GAAP or International Financial Reporting Standards, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation or duplication, the following expenses: (i) Taxes and assessments imposed upon the Property and Improvements; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake, windstorm and terrorism coverage) and liability insurance carried in connection with the Property and Improvements, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and Improvements and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property and Improvements; and (iv) operating expenses incurred by Mortgage Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property and Improvements (including, without limitation, management fees equal to the greater of (x) two and a half percent (2.5%) of Gross Operating Income from operations of the Property and (y) actual management fees paid) and any payments required to be made under or pursuant to the Co-Ownership Agreement or any REA. Operating Expenses shall not include any interest or principal payments on the Loan or the Mortgage Loan, other amounts payable to Lender under the Loan Documents or Mortgage Lender under the Mortgage Loan Documents (other than repayments by Borrower to the Lender of Protective Advances made by the Lender in respect of Operating Expenses), amounts paid or reserved for lease-up costs or capital expenditures, any allowance for depreciation, extraordinary non-recurring expenses, income and franchise Taxes of Mortgage Borrower, amortization and other non-cash expenditures, bank charges, corporate overhead costs allocated or charged to the Property, or audit and other fees incurred in connection with the requirements set forth in the Loan Documents or Mortgage Loan Documents, or national or regional marketing expenses allocated to the Property (but not direct marketing expenses solely attributable to the Property), or bad debt expenses not incurred during the trailing six month period as of the applicable date of determination.

“Operating Statement” shall have the meaning given to such term in Section 10.5.

“Optional Minimum DSCR Prepayment” shall have the meaning given to such term in Section 9.13(a).

“Organizational Documents” means (i) with respect to a corporation, such Person’s certificate of incorporation and bylaws, (ii) with respect to a partnership, such Person’s certificate of limited partnership and partnership agreement, and (iii) with respect to a limited liability company, such Person’s certificate of formation and limited liability company agreement.

“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

13

“Other Related Documents” means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owner’s Title Policy” means that certain ALTA owner’s policy of title insurance together with the mezzanine financing endorsement, issued in connection with the closing of the Loan insuring the Mortgage Borrower as the owner of the Property.

“Participant” shall have the meaning given to such term in Section 13.12

“Patriot Act” shall have the meaning ascribed to such term in Section 6.26.

“Payment Date” shall have the meaning ascribed to such term in Section 2.6(a).

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under Applicable Law.

“Permitted Easement” means easements and other similar encumbrances (or amendments thereto) (i) approved by Lender or (ii) entered into by Mortgage Borrower in the ordinary course of business for use, access, water and sewer lines, telephones and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easement or other similar encumbrance shall materially impair the use, operation or value of the Property or otherwise have a Material Adverse Effect; provided that in no event shall a Permitted Easement be deemed to include an “easement of light and air” or a transfer of any air or development rights or, unless otherwise approved by the Lender in its reasonable discretion, parking rights.

“Permitted Investments” means any one or more of the following “cash,” “cash items,” or “government securities” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code: (i) direct obligations of United States of America, or any agency thereof, or obligations fully guaranteed as to payment of principal and interest by the United States of America, or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America, and provided, however, that any such investment must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (ii) deposit accounts with or certificates of deposit which are (a) fully FDIC-insured issued by any bank or trust company organized under the laws of the United States of America or any state thereof and short term unsecured certificates of deposits and time deposits which are rated A 1 or better by Standard & Poor’s Corporation or P 1 or better by Moody’s Investors Service, Inc., in each case maturing not more than 90 days from the date of acquisition thereof, and (b) in the case of certificates of deposit, are negotiable and have a ready secondary market in which such investment can be disposed of; and (iii) money market funds that are subject to regulation under the Investment Company Act of 1940, 15 U.S.C. 80a-1 et seq., and comply with the requirements of Rule 2a-7 thereof.

14

“Permitted Liens” means:

(a)	Liens (other than environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet delinquent or which are contested in accordance with Section 4.4 of this Agreement;

(b)	All matters of record shown on the Owner’s Title Policy as exceptions to Mortgage Borrower’s coverage thereunder;

(c)	Customary equipment leases or financing with respect to equipment permitted pursuant to Section 9.10(e);

(d)	Liens in favor of Agent, for the benefit of Mortgage Lenders, under the Deed of Trust or any other Mortgage Loan Document;

(e)	Leases of the Improvements existing as of the date hereof or entered into in accordance with the terms hereof;

(f)	Non-disturbance agreements with tenants or subtenants (i) entered into as of the date hereof, (ii) required to be entered into under a Lease in effect on the date hereof (or hereafter approved by Lender), and (iii) entered into by Mortgage Borrower (A) where if the sublease being non-disturbed became a direct lease with Mortgage Borrower, such lease would not be a lease requiring the consent of the Lender, (B) where Lender has consented in writing to Mortgage Borrower entering into such non-disturbance or (C) where Lender has entered into a non-disturbance agreement with respect to the sublease in question;

(h)	Permitted Easements;

(i)	Liens approved by the Lender; and

(j)	the Mortgage Loan Liens.

“Permitted Transfer” means (i) transfers of direct or indirect equity interests in the Borrower, provided that (a) BPO, BAM and/or BPY shall at all times Control Borrower, (b) BPO, BAM and/or BPY shall at all times following such transfer own, directly or indirectly, at least twenty-five percent (25%) of the membership interests in Borrower, (c) BPO, BAM and/or BPY and/or one or more Qualified Institutional Investors shall at all times following such transfer own, directly or indirectly, at least fifty-one percent (51%) of the membership interests in Borrower, (d) Guarantor shall at all times own, directly or indirectly, twenty-five percent (25)% of the membership interests of Borrower and (e) for each proposed transferee under this clause (i) that, together with its Affiliates, will hold, directly or indirectly, ten percent (10%) or more of the direct or indirect equity interests in the Guarantor, such transferee shall have satisfied Lender’s reasonable and customary Patriot Act requirements, and (ii) transfers of (A) direct or indirect ownership interests in BPO, BAM and BPY and (B) ownership interests held by (x) the Series A Preferred Shareholders in Brookfield DTLA Fund Office Trust, Inc. or (y) the accommodation shareholders of any real estate investment trust in Borrower’s organizational structure.

15

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Pledge Agreement” means that certain Pledge and Security Agreement dated as of the date hereof, executed and delivered by Borrower to Lender as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Potential Default” means an event, circumstance or condition which, with the giving of notice or the lapse of time, or both, would constitute a Default.

“Prepayment Date” shall have the meaning given to such term in Section 2.7(c)(i).

“Prohibited Person” shall mean any Person:

(a)          listed in the Annex to, or otherwise a target of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b)          that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise a target of, the Executive Order;

(c)          with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)          that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or

(e)          who is an Affiliate of a Person listed above.

“Property” shall have the meaning given to such term in Recital B.

“Property Condition Report” means the Property Condition Report by EBI Consulting prepared for Wells Fargo Bank, dated January 26, 2018, Project Number 1118000294 RETECHS Number WF-LA-17-105726-0001-05C.

“Property Taxes” shall have the meaning given to such term in Section 9.12.

16

“Protective Advance” means (a) all sums expended as determined by Lender to protect the validity, enforceability, perfection or priority of the liens in any of the Collateral and the instruments evidencing the Obligations; or (b) any advances made by Lender to protect the Collateral and/or the Property.

“Qualified Institutional Investor” means any one of the following Persons:

(i) a pension fund, pension trust or pension account or sovereign wealth fund that (a) has total real estate assets of at least $1 Billion and (b) is managed by a Person who controls at least $1 Billion of real estate equity assets; or

(ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

(iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a Net Worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

(iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

(v) any Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least Investment Grade or (b) who (i) owns directly or indirectly or operates at least eight (8) properties of a type, quality and size similar to the Property, totaling in the aggregate no less than 2 million square feet of gross leasable space (exclusive of the Property), (ii) has a Net Worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million and (iii) immediately prior to such transfer, has real estate equity investments of at least $1 Billion.

“Rating Agencies” shall mean each of S&P, Moody’s, and Fitch, and any other nationally recognized statistical rating agency which has been approved by Lender in writing.

“REA” shall mean, individually and/or collectively (as the context may require), each material reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property (or any portion thereof) as more particularly described on Schedule V attached hereto and any future material reciprocal easement or similar agreement affecting the Property (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof.

17

“Regulatory Change” means, with respect to Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the US or foreign regulatory authorities shall, in each case, regardless of the date enacted, adopted, issued or implemented shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.

“Restoration” shall have the meaning given to such term in Section 4.8.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of Borrower now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any indebtedness (other than the Loan or with respect to trade payables to unaffiliated third parties incurred in the ordinary course of operating the Property); and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Borrower or any of its Subsidiaries now or hereafter outstanding. For the avoidance of doubt, in no event shall the payment of an Operating Expense be deemed a Restricted Payment.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Sanction” or “Sanctions” means individually and collectively, respectively, the economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other governmental authorities with jurisdiction over any Person within the Borrowing Group.

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-Specially Designated Nationals List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Severed Loan Documents” shall have the meaning given to such term in Section 11.2(f).

18

“Significant Lease” means any office Lease in excess of 50,000 net rentable square feet that is not a Major Lease.

“Sponsor” – shall mean Brookfield Property Partners L.P. (or any successor thereto by merger, consolidation or amalgamation or a purchaser, assignee or transferee of all or substantially all of its assets) and/or Brookfield Asset Management Inc. (or any successor thereto by merger, consolidation or amalgamation or a purchaser, assignee or transferee of all or substantially all of its assets).

“Sponsor BFP Subsidiary” – means a Subsidiary of Sponsor that owns a direct or indirect interest in Borrower.

“Spread Maintenance Premium” shall mean an amount equal to the amount that would have been payable if the amount so prepaid had accrued interest at 4.55% per annum, calculated from the Prepayment Date through the earlier of (i) the first Payment Date that would have occurred following the twelve (12) month anniversary of such Prepayment Date, and (ii) the Maturity Date.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Survey” means that certain ALTA/NSPS Land Title Survey made by PSOMAS, dated June 20, 1986, last revised March 28, 2018, project number 1EYP010100.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority in the nature of a tax, including any interest, additions to tax or penalties applicable thereto.

“Transfer” shall have the meaning given to such term in Section 9.7.

“TRIPRA” means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York.

“UCC Financing Statements” means the UCC financing statements executed in connection with the Pledge Agreement and the other Loan Documents and filed in the applicable filing offices.

19

“UCC Policy” means, with respect to the Collateral, an Eagle 9 UCC title insurance policy as issued by the Title Company, in such form and including such endorsements and requirements as Lender may require, and insuring the lien of the Pledge Agreement encumbering the Collateral.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors by merger or consolidation.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Lender, as applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2           SCHEDULES AND EXHIBITS INCORPORATED. Schedules I, II, III, IV, and V and Exhibits A, B, C, D E, F, G, H, I-1, I-2, I-3 and I-4 all attached hereto, are hereby incorporated into this Agreement.

1.3           PRINCIPLES OF CONSTRUCTION. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP or International Financial Reporting Standards, as in effect on the Effective Date; provided that, if at any time any change in GAAP or International Financial Reporting Standards would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or International Financial Reporting Standards (subject to the approval of the Lender); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or International Financial Reporting Standards prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or International Financial Reporting Standards. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means an Affiliate of Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time. The use of the phrases “a Default exists”, “upon and during the continuance of a Default” or similar phrases in the Loan Documents shall mean that a Default shall continue to exist until Borrower has cured all Defaults existing at such time, which Defaults shall include, without limitation, failure by Borrower to pay the entire unpaid principal amount of the Loan and all other amounts payable under the Loan Documents following an acceleration of the Loan as provided herein.

20

ARTICLE 2. LOAN

2.1           LOAN. By and subject to the terms of this Agreement, the Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from Lender, the principal sum of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00), said sum to be evidenced by the Note. The Note shall be secured, in part, by a Pledge Agreement of the Equity Interest in the Mortgage Borrower. No amounts repaid with respect to the Loan may be re-borrowed. All of the Mortgage Loan Proceeds have been advanced to Mortgage Borrower and will be used in accordance with the Mortgage Loan Agreement, as in effect on the date hereof.

2.2           INTENTIONALLY OMITTED.

2.3           LOAN DOCUMENTS. The Borrower shall execute and deliver to Lender (or cause to be executed and delivered) concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4           EFFECTIVE DATE. The “Effective Date” of delivery and transfer to Lender of the security under the Loan Documents and of the Borrower’s and Lender’s obligations under the Loan Documents shall be the date as of which this Agreement is executed, set forth on page 1 hereof.

2.5           MATURITY DATE. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on or before the Maturity Date. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars in immediately available funds.

2.6           INTEREST ON THE LOAN; LOAN PAYMENT; LATE FEES.

(a)          Payments. Borrower shall make the following payments of interest and principal to Lender in the manner provided for in Section 2.7:

(i)          Interest accrued on the outstanding principal balance of the Loan shall be due and payable in arrears, in the manner provided in Section 2.7, on the first day of each month (each, a “Payment Date”) commencing with the first payment due on April 1, 2018.

21

(ii)         Intentionally omitted.

(iii)        On the Maturity Date, the Borrower shall pay to the Lender the entire outstanding principal amount of the Loan, all accrued interest thereon, and all other sums payable to the Lender hereunder and under the other Loan Documents.

(b)          Default Interest. Notwithstanding the rates of interest specified in Sections 2.6(e) and the payment dates specified in Section 2.6(a), at Lender’s discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Alternate Rate. All other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Lender, bear interest from and after demand at the Alternate Rate.

(c)          Late Fee. Borrower acknowledges that late payment to Lender will cause Lender to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date or on any accelerated date of payment thereof, including as a result of the exercise of any remedies by Lender after a Default), unless waived by Lender, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days (i) after such payment is due in the case of regularly scheduled payments of interest or (ii) after Borrower’s receipt of notice from Lender, shall be charged by Lender and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Lender agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Lender from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Lender.

(d)          Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement of the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.6, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.

(e)          Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date, be one or more of the following:

22

(i)          Provided no Default exists, the Effective Rate shall be the Applicable LIBOR Rate for the Interest Period; provided, however, (x) unless clause (y) below is applicable, in the event that the LIBOR rate or any replacement benchmark rate is no longer available, the Base Rate shall apply, or (y) if Lender determines that LIBOR is no longer the industry standard, then it shall be replaced by a benchmark rate (with an appropriate spread adjustment to address the change in benchmark, as determined by Lender) that Lender then commonly utilizes (and that Lender then determines is also commonly utilized by other major commercial real estate lenders) as a LIBOR replacement on floating rate loans secured by commercial real estate where it holds a similar right to declare a replacement. The new rates shall take effect on the first day of the next succeeding Interest Period. Lender’s determinations under the preceding sentence shall be conclusive absent manifest error.

(ii)         During such time as a Default exists; or from and after the date on which all sums owing under the Note becomes due and payable by acceleration or otherwise; or from and after the Maturity Date, then at the option of Lender in each case, the interest rate applicable to the then outstanding principal balance of the Loan shall be the Alternate Rate.

(f)          Intentionally Omitted.

(g)          Purchase, Sale and Matching of Funds. Calculation of all amounts payable to Lender under this Article with respect to a LIBOR Loan shall be made as though Lender had actually funded a LIBOR Loan through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loan in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that Lender may fund a LIBOR Loan in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

2.7           PAYMENTS.

(a)          Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Lender shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Lender’s written wire transfer instructions) of immediately available funds, to Lender, for the account of Lender, not later than 2:00 P.M. (Eastern time) on the date due; and funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b)          Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

23

(c)          Voluntary Prepayment.

(i)          Borrower shall be entitled to repay the outstanding principal amount of the Loan in whole or in part at any time subject to satisfaction of the following conditions precedent: (a) Borrower shall provide Lender written notice of the date of the prepayment and such notice shall have been received by Lender not later than 4:00 p.m. (Eastern time) at least three (3) Business Days prior to the date of such prepayment (the “Prepayment Date”; and, the date three (3) Business Days prior to the Prepayment Date being referred to as the “Prepayment Notice Cut Off Time”), provided, however, that such notice may be revoked at any time prior to the date of prepayment specified in such notice; if such notice is revoked after the Prepayment Notice Cut Off Time or Borrower otherwise fails to make the prepayment in the amount and on the date specified in a notice that has not been revoked, then Borrower shall pay to Lender, for the account of Lender, promptly upon demand any amount due under Section 2.13 that would have been payable if the amount set forth in such notice had been prepaid on the date specified in such notice; (b) Borrower, at the time of such prepayment, shall have paid to Lender, for the account of Lender, the Spread Maintenance Premium (if applicable; provided, that, no Spread Maintenance Premium or any other penalty or premium shall be due and payable in connection with a mandatory prepayment in connection with a condemnation or casualty at the Property) and any amount due under Section 2.13 incurred by the Lender in connection with such prepayment; and (c) if an Interest Rate Protection Agreement is then in place, Borrower, at the time of such prepayment, shall have paid any and all early termination fees and other amounts due in connection with such prepayment to the applicable counterparty (collectively, “IRPA Termination Fees”).

(d)          Prepayment of the Mortgage Loan. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in no event shall Borrower permit Mortgage Borrower or any other Person to prepay (which shall include, without limitation, any prepayment in connection with any acceleration of the Mortgage Loan) the Mortgage Loan in whole or in part without the prior written approval of Lender unless the Loan is contemporaneously prepaid in full in accordance with Section 2.7(c).

(e)          Prepayments After Default. After (A) the occurrence and during the continuance of a Default and (B) any acceleration of the Debt, the Spread Maintenance Premium, if any, shall, in all cases, be deemed a portion of the Debt due and owing hereunder and under the other Loan Documents. Without limitation of the foregoing, if, after the occurrence and during the continuance of a Default, (x) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure, or any other Person, (y) Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise pursuant to Applicable Law), or (z) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, in each case, the Spread Maintenance Premium, if any, in addition to the outstanding principal balance, all accrued and unpaid interest, and other amounts payable under the Loan Documents, shall be deemed due and payable hereunder.

(f)          Liquidation Events. In the event of any Liquidation Event, Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into an account designated by Lender. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, if such date is a Payment Date, such Net Liquidation Proceeds After Debt Service shall be applied to the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date and all other sums then due. In the event Lender receives a distribution of Net Liquidation Proceeds After Debt Service on a date other than a Payment Date, such amounts shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date. Borrower shall immediately notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of the Property, on the date on which a commitment for such refinancing is entered into.

24

2.8           FULL REPAYMENT AND RECONVEYANCE. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall promptly terminate the UCC Financing Statements, all of the Loan Documents shall terminate and Borrower shall have no further obligations or liabilities thereunder, except any such obligations or liabilities which by their express terms survive repayment in full of the Loan and the termination of the Loan Documents. The Lender shall, at Borrower’s expense, execute all instruments of termination, notices and other documents reasonably requested by Borrower to evidence the same and to put third parties on notice thereof. Any Collateral then held by Lender shall promptly be delivered to the Borrower. Upon the written request and at the sole cost and expense of Borrower, the Lender shall cooperate with Borrower to effect an assignment of the Note in connection with the repayment in full of the Loan (in lieu of satisfaction) in the following manner: (i) the Lender shall assign the Note (or an affidavit of lost Note, with respect to Lender if its Note shall have been lost, stolen, misplaced or destroyed) and the Pledge Agreement, each without recourse, covenant or warranty of any nature, express or implied, to such new lender designated by Borrower; (ii) any such assignment shall be conditioned on the following: (a) payment by Borrower of the reasonable third-party costs and expenses of the Lender incurred in connection therewith (including attorneys’ fees and expenses for the preparation, delivery and performance of such an assignment); (b) such an assignment is not then prohibited by any federal, state or local law, rule, regulation or order or by any Governmental Authority; and (c) Borrower shall provide such other opinions, documents, items and information which a prudent lender would require to effectuate such assignment; and (iii) Borrower shall be responsible for all mortgage recording Taxes, recording fees and other similar charges payable in connection with any such assignment. The assignment of the Note and the Pledge Agreement to the new lender shall be accomplished by an escrow closing conducted through an escrow agent satisfactory to Lender (it being understood that a nationally recognized title company is satisfactory to the Lender) and pursuant to an escrow agreement in form and substance reasonably satisfactory to Lender. Provided Lender shall have been provided reasonable advance prior notice, Lender shall provide its Note (or a lost Note affidavit, as provided above) to be held in escrow and with appropriate endorsements, for the purpose of effectuating the foregoing assignment. Lender shall have no liability to Borrower or any other Person for Lender’s failure to deliver its Note (or lost Note affidavit), and the failure to deliver such Note or affidavit, or Assignment of the Note and Pledge Agreement as contemplated hereby, shall not affect or limit Borrower’s obligations under this Agreement or create any right, offset, defense or counterclaim for the benefit of Borrower or any Guarantor with respect to the payment or performance of such obligations.

2.9           INTENTIONALLY OMITTED.

2.10         INTENTIONALLY OMITTED.

2.11         TAXES; FOREIGN LENDERS.

(a)          FATCA. For purposes of this Section, the term “Applicable Law” includes FATCA.

25

(b)          Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)          Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(d)          Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error.

(e)          Intentionally Omitted.

(f)           Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(g)          Status of Lender. If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

26

(i)          Without limiting the generality of the foregoing:

(A)         Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), 2 executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)         executed originals of IRS Form W-8ECI;

(III)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

27

(IV)        to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

28

(h)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Lender or any assignment of rights by, or the replacement of, the Lender, the termination of the Loan and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.12         ADDITIONAL COSTS; CAPITAL ADEQUACY.

(a)          Capital Adequacy. If Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s or such Participant’s or such corporation’s Commitment or its making or maintaining its respective portion of the Loan or participation (as applicable) below the rate which Lender or such Participant or such corporation controlling Lender or such Participant could have achieved but for such compliance (taking into account the policies of Lender or such Participant or such corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender or such Participant to the extent that Lender or such Participant determines such increase in capital is allocable to Lender’s or such Participant’s respective interest in the Loan. This Section 2.12(a) shall not apply to Taxes which shall be governed by Section 2.12(b)

29

(b)          Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Lender for the account of Lender from time to time such amounts as Lender may reasonably determine to be necessary to compensate Lender for any costs incurred by Lender that it determines are attributable to its making or maintaining of a LIBOR Loan or its obligation to make a LIBOR Loan hereunder, any reduction in any amount receivable by Lender under this Agreement or any of the other Loan Documents in respect of such LIBOR Loan or such obligation or the maintenance by Lender of capital in respect of its LIBOR Loan or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) subjects Lender to any Taxes under this Agreement or any of the other Loan Documents in respect of any of such portions of the Loan or its Commitments (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on portions of the Loan is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by, Lender (or its parent corporation), or any commitment of Lender (including, without limitation, the Commitments of Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of Lender to a level below that which Lender could have achieved but for such Regulatory Change (taking into consideration Lender’s policies with respect to capital adequacy).

(c)          Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender that includes deposits by reference to which the interest rate on a LIBOR Loan or any Loan based on a replacement benchmark rate is determined as provided in this Agreement or a category of extensions of credit or other assets of Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if Lender so elects by notice to the Borrower, the obligation of Lender to make a LIBOR Loan or any Loan based on a replacement benchmark rate hereunder shall be suspended and the Loan shall be converted automatically to a Base Rate Loan on the first day of the next succeeding Interest Period or such earlier period required by law until such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.14 shall apply).

(d)          Notification and Determination of Additional Costs. The Lender and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Effective Date entitling the Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder; provided further, that Borrower shall not be responsible for any such compensation incurred more than 180 days prior to the date that Lender or such Participant notifies the Borrower of the event giving rise to such increased costs. The Lender and each Participant, as the case may be, agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Lender or such Participant, as the case may be, of the effect of any Regulatory Change and of the amount(s) payable pursuant to this Section 2.12 shall be conclusive and binding for all purposes, absent manifest error. Borrower’s obligations under Sections 2.12(a) and 2.12(b) shall survive repayment of the Loan and termination of the Loan Documents.

30

(e)          Suspension of LIBOR Loans or Loans based on a Replacement Benchmark Rate. Anything herein to the contrary notwithstanding, except as provided in Section 2.6(e)(i) with respect to the anticipated replacement of LIBOR with a new benchmark rate, if, on or prior to the determination of LIBOR or a Loan based on a replacement benchmark rate for any Interest Period:

(i)          the Lender reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR or in respect of a Loan based on a replacement benchmark rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for a LIBOR Loan or a Loan based on a replacement benchmark rate as provided herein or is otherwise unable to determine LIBOR or replacement benchmark rate, or

(ii)         the Lender reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR or in respect of a Loan based on a replacement benchmark rate upon the basis of which the rate of interest for a LIBOR Loan or Loan based on a replacement benchmark rate for such Interest Period is to be determined are not likely to adequately cover the cost to Lender of making or maintaining a LIBOR Loan or Loan based on a replacement benchmark rate for such Interest Period;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make a LIBOR Loan or Loan based on a replacement benchmark rate and the Loan shall be converted automatically to a Base Rate Loan on the first day of the next succeeding Interest Period or such earlier period as required by law until such time, if any, as Lender shall determine that the event(s) or circumstances(s) which resulted in such conversion shall no longer be applicable (in which case the provisions of Section 2.14 shall apply).

(f)          Illegality. Notwithstanding any other provision of this Agreement, if Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for Lender to honor its obligation to make or maintain a LIBOR Loan or replacement benchmark rate Loan hereunder, then Lender shall promptly notify the Borrower thereof and the obligation of Lender to make a LIBOR Loan or replacement benchmark rate Loan shall be cancelled and the Loan shall be converted automatically to a Base Rate Loan on the first day of the next succeeding Interest Period or such earlier period as required by law, until such time as Lender may again make and maintain a LIBOR Loan or replacement benchmark rate Loan (in which case the provisions of Section 2.14 shall be applicable).

(g)          Intentionally Omitted.1

1 Change in branch office provision not applicable to Lender since it has one location.

31

2.13         COMPENSATION. The Borrower shall pay to the Lender for the account of Lender, upon the request of the Lender, such amount or amounts as Lender shall determine in its sole discretion shall be sufficient to compensate Lender for any loss, cost or expense attributable to:

(a)          any payment or prepayment (whether mandatory or optional) of a LIBOR Loan (or Loan based upon the replacement benchmark rate) or conversion of a LIBOR Loan (or Loan based upon the replacement benchmark rate) made by Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such LIBOR Loan (or Loan based upon the replacement benchmark rate); or

(b)          Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a LIBOR Loan (or Loan based upon the replacement benchmark rate), an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan (or Loan based upon the replacement benchmark rate) for the remainder of the Interest Period at the rate applicable to such LIBOR Loan (or Loan based upon the replacement benchmark rate), less (B) the amount of interest that would accrue on the same LIBOR Loan (or Loan based upon the replacement benchmark rate) for the same period if LIBOR or the replacement benchmark rate were set on the date on which such LIBOR Loan (or Loan based upon the replacement benchmark rate) was repaid, prepaid or converted or the date on which the Borrower failed to borrow, convert into or continue such LIBOR Loan (or Loan based upon the replacement benchmark rate) calculating present value by using as a discount rate LIBOR or the replacement benchmark rate quoted on such date. Determinations by Lender of the amount payable pursuant to this Section 2.13 shall be conclusive and binding for all purposes, absent manifest error. Borrower’s obligations under Sections 2.12(a) and 2.12(b) shall survive repayment of the Loan and termination of the Loan Documents.

2.14         TREATMENT OF AFFECTED LOANS.

(a)          If Lender gives notice to the Borrower that the circumstances that gave rise to the conversion of a LIBOR Loan (or Loan based upon the replacement benchmark rate) no longer exist (which Lender agrees to do promptly upon such circumstances ceasing to exist) then Lender’s Base Rate Loan shall be automatically converted, on the first day of the next succeeding Interest Period to a LIBOR Loan or Loan based on the replacement benchmark rate, as applicable. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan or Loan based on the replacement benchmark rate, as applicable, to a Base Rate Loan.

2.15         INTENTIONALLY OMITTED.

2.16         iNTENTIONALLY OMITTED.

ARTICLE 3. DISBURSEMENT

3.1           CONDITIONS PRECEDENT. As conditions precedent to the making of the Loan, each of the following conditions shall be satisfied prior to the execution and delivery of this Agreement and the closing of the Loan (provided that the execution and delivery of this Agreement by Lender shall mean that each of such conditions are deemed satisfied as of such date):

32

(a)          Lender shall have received and approved documentation regarding Borrower’s, Mortgage Borrower’s and Guarantor’s capital structure, any other documents or agreements of any kind reasonably requested by Lender concerning the financial condition of Borrower, Mortgage Borrower or Guarantor (in the form previously delivered to Lender), and Lender shall have approved the current financial condition of Borrower, Mortgage Borrower and Guarantor.

(b)          Lender shall have received and approved, from Borrower, Mortgage Borrower and Guarantor copies certified as true and complete of the following documents from the applicable governmental authority: (i) the articles or certificate of incorporation, certificate of partnership, or certificate of limited liability company, as applicable; and (ii) good standing certificates or certificates of existence from the jurisdictions in which each such Person is organized and/or qualified to do business dated not more than thirty (30) days prior to the Effective Date. Lender shall have received and approved true and complete copies of the by-laws, partnership agreement or operating agreement, as applicable, of Borrower, and Guarantor, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary, general partner, manager or other authorized representative reasonably acceptable to Lender, of such Person.

(c)          The Borrower shall have executed and delivered to Lender or shall have caused to be executed and delivered to Lender all Loan Documents and Other Related Documents, which Loan Documents and Other Related Documents shall be in form and substance satisfactory to Lender and Lender shall have received and approved all other documents, instructions, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents, including without limitation, policies (or certificates satisfactory to Lender) of insurance as may be required by Lender pursuant to this Agreement.

(d)          Lender shall have received and approved a current survey of the Property and prepared by a licensed surveyor acceptable to Lender and title insurer who shall certify such survey to Lender and the title insurer.

(e)          Lender shall have received and approved UCC, tax and judgment lien searches on the Property, Collateral, the Borrower, Mortgage Borrower and Guarantor, as requested by Lender, showing no liens or violations, dated not more than thirty (30) days prior to the Effective Date.

(f)          (A) the UCC Policy, together with any endorsements which Lender may require, insuring the principal amount of the Loan and the validity of the lien of the Collateral, subject to no other liens, and (B) the Owner’s Title Policy, together with any endorsements which Lender may require, including, but not limited to the mezzanine financing endorsement, insuring the Mortgage Borrower as the owner of the Property;

(g)          Lender’s internal loan committee shall have given final internal credit and underwriting approval for the Loan.

33

(h)          Lender shall have received an Appraisal confirming to the satisfaction of Lender that the LTV does not exceed seventy percent (70%).

(i)           Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Borrower and Guarantor, authorizing the execution, delivery and performance of the Loan Documents and Other Related Documents to which such Person is a party and the transactions contemplated thereby, certified as of the Effective Date by the Secretary or an Assistant Secretary, general partner, manager or other authorized representative reasonably acceptable to Lender, as applicable, which certificates shall be in form and substance satisfactory to Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(j)           No litigation or other proceeding shall be filed, pending or threatened in writing against the Property, Borrower, Mortgage Borrower, or Guarantor which are reasonably likely to have a Material Adverse Effect.

(k)          No law, rule, regulation or court or administrative decision is reasonably likely to have a Material Adverse Effect.

(l)           Lender shall be satisfied that no material adverse change has occurred to Borrower, Mortgage Borrower, Guarantor or the Property, including without limitation that there has not occurred: (i) a material decline in the financial condition of Borrower, Mortgage Borrower, or any Guarantor; (ii) the downgrading of Borrower’s Mortgage Borrower’s, or any Guarantor’s credit rating; (iii) a materially adverse change in the physical condition of the Property; or (iv) a change in market conditions which could affect the value and/or leasing of the Property.

(m)         Lender shall have reviewed and approved the Management Agreement.

(n)          Lender shall have received payment for all fees, costs and expenses required to be paid by Borrower under this Agreement.

(o)          Lender shall have received environmental reports and property condition report for the Improvements satisfactory to it in its sole discretion.

(p)          The Borrower shall have delivered to Lender all opinions from counsel as Lender may reasonably require, including, without limitation, due execution and authority opinions and enforceability opinions, in form and substance satisfactory to Lender.

(q)          The Borrower shall have delivered all insurance certificates with respect to the policies required under the Mortgage Loan Documents.

(r)           Lender shall have received and approved all Existing Leases affecting the Property as of the date hereof and Borrower shall have delivered to Lender a certified copy of the rent roll for the Property.

(s)          Lender shall have received an executed estoppel certificate from Ernst & Young U.S. LLP which is satisfactory to Lender.

34

(t)           Lender shall have received a chart showing the organizational structure of the Borrower and Guarantor that is certified by Borrower to be true and correct and that is reasonably acceptable to Lender.

(u)          Lender shall have received evidence that the Property complies with applicable zoning and land use laws (which evidence may include, if requested by Lender, a third party zoning report).

(v)          All Property Taxes then due and payable shall have been paid.

(w)         All Liens upon the Collateral shall have been discharged (regardless of whether insured by the Owner’s Title Policy delivered to Lender).

(x)          The Borrower and the Guarantor shall have satisfied Lender’s Patriot Act requirements.

(y)          Lender shall have received an operating statement of the Borrower for the year ending December 31, 2017, and the quarter ending September 30, 2017.

(z)          Lender shall have received copies of all Material Contracts.

(aa)        Lender shall be satisfied that the DSCR shall be equal to or greater than 1.25x.

(bb)       Lender shall have received any other documentation or information that it shall have reasonably requested.

Unless set forth in writing to the contrary in a separate instrument delivered to Borrower prior to closing, the making of the Loan by Lender shall constitute a confirmation by Lender to the Lender that insofar as Lender is concerned the Borrower has satisfied the conditions precedent set forth in Section 3.1.

3.2           ACCOUNT, PLEDGE AND ASSIGNMENT. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender, all monies at any time deposited in any escrow or account that may, from time to time, be required to be maintained pursuant to this Agreement, and the including all interest earned, all certificates, instruments and securities, if any, from time to time. It is hereby acknowledged, that any monies invested, if applicable, shall be invested solely in Permitted Investments. All disbursements shall be held by the Mortgage Borrower or Borrower, as applicable, solely for the purpose for which the funds have been disbursed. The Lender has no obligation to monitor or determine Borrower’s or Mortgage Borrower’s use or application of the disbursements. Any monies delivered to Borrower or Mortgage Borrower from such accounts may be retained, applied and distributed by Borrower or Mortgage Borrower free of the lien of the Loan Documents.

35

3.3           FUNDS TRANSFER DISBURSEMENTS. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire of funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (a) violate the terms of this authorization, (b) require use of a bank unacceptable to Lender or prohibited by government authority; (c) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (d) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender does not make any representations or warranties other than those expressly made in this Agreement.

ARTICLE 4. AFFIRMATIVE COVENANTS

From the date hereof and until payment and performance in full of all Obligations of Borrower under the Loan Documents, unless the Lender shall otherwise consent, Borrower hereby covenants and agrees with the Lender that:

4.1           PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Borrower shall, and shall cause Mortgage Borrower and Guarantor to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

36

4.2           COMPLIANCE WITH APPLICABLE LAW. Borrower shall and shall cause Mortgage Borrower and Guarantor to, comply with Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

4.3           MAINTENANCE OF PROPERTY. In addition to the requirements of any of the other Loan Documents, Borrower shall and shall cause Mortgage Borrower to (a) protect and preserve the Property and Collateral and maintain such Property and Collateral in good repair, working order and condition, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to the Property, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

4.4           PAYMENT OF TAXES AND CLAIMS. Borrower shall and shall cause Mortgage Borrower to pay and discharge prior to delinquency (a) all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP or International Financial Reporting Standards, provided, further, however, that, in the event of any Taxes or claims that become a Lien on the Property, Borrower or Mortgage Borrower shall only be permitted to not pay such tax or claim if, and so long as, (a) Borrower shall have notified Lender of same within ten (10) days of obtaining actual knowledge of such Lien; (b) Borrower shall cause Mortgage Borrower to diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the foreclosure or collection of the same and the sale of the Property or any party thereof, to satisfy the same; (c) upon request of Lender, Borrower shall have furnished to Lender a cash deposit, or a Letter of Credit, in the amount of such Taxes or other claims, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part hereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or other claims so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes or other claims does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Property; and (f) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes or other claims notwithstanding such contest, if in the reasonable opinion of Lender, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Lender may pay over any cash deposit or the proceeds of any Letter of Credit to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

37

4.5           INSPECTIONS. Borrower will, and will cause Mortgage Borrower and Guarantor to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, including, with respect to the Borrower, the disbursement and use of proceeds of the Loan. Borrower will, and will cause Mortgage Borrower and Guarantor to, permit representatives of the Lender to visit and inspect its respective Property, subject to the right of tenants, to examine and make copies of or abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in Borrower’s presence if a Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Default exists, with reasonable prior notice. Borrower shall be obligated to reimburse the Lender for its costs and expenses incurred in connection with the exercise of its rights under this Section only if such exercise occurs while a Default exists.

4.6           USE OF PROCEEDS. The Borrower shall not, and shall not permit Guarantor, to use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

4.7           MATERIAL CONTRACTS. Borrower shall cause Mortgage Borrower to duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon Mortgage Borrower under any Material Contract in which Mortgage Borrower is a party or is bound. The Borrower shall not cause Mortgage Borrower to do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts.

4.8           DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)          If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender, where the cost to repair and restore is in excess of the Casualty Threshold, and shall as soon as reasonably practicable commence and thereafter cause Mortgage Borrower to prosecute with reasonable diligence the completion of the restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty with such alterations thereto as may be required by law (the “Restoration”). Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.

(b)          Borrower shall promptly give Lender notice upon becoming aware of the same, of the actual or threatened commencement of any proceeding for the condemnation of the Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute, as would then be customary and commercially reasonable, any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Loan at the time and in the manner provided for its payment hereunder and the Loan shall not be reduced until any award shall have been actually received and, to the extent permitted, applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Loan. If any portion of the Property is taken by a condemning authority, Borrower shall cause Mortgage Borrower to as soon as reasonably practicable commence and thereafter prosecute with reasonable diligence the Restoration of the remaining portion of the Improvements (or cause the same to be done) to a complete, self-contained architectural unit in good condition and repair that is, to the extent possible with such exercise of reasonable diligence, as nearly as possible to the condition the Property was in immediately prior to such Casualty with such alterations thereto as may be required by law.

38

4.9           Restoration

Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Agreement in connection with a restoration of the Property after a Casualty or Condemnation. If any insurance proceeds or condemnation awards are to be disbursed by Mortgage Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the restoration and release of the insurance proceeds or condemnation awards.

Notwithstanding any provision in this Agreement to the contrary, all insurance proceeds and condemnation awards will be made available to Mortgage Borrower in accordance with the Mortgage Loan Agreement. In the event the Mortgage Loan has been paid in full and Lender receives any insurance proceeds or condemnation award, Lender shall either apply such proceeds to the Debt or for the restoration of the Property in accordance with the same terms and conditions contained in the Mortgage Loan Agreement.

4.10         Rights of Lender

Borrower shall obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of the Mortgage Loan Agreement with respect to Restoration after Casualty and Condemnation, with each reference in any such provisions to the "Loan" to include the Mortgage Loan and the Loan, and the reference in any such provisions to the "Maturity Date" to mean the Maturity Date, as defined herein. If the Mortgage Lender does not require the deposit by the Mortgage Borrower of the "Net Proceeds Deficiency" pursuant to the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of said "Proceeds Deficiency" in accordance with the terms of such Section (as if each reference therein to "Borrower" and "Lender" referred to Borrower and Lender, respectively).

4.11         THE IMPROVEMENTS. Borrower covenants to cause Mortgage Borrower: (a) not to remove or demolish the Property or Collateral or any part thereof, not to alter, restore or add to the Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Property without Lender’s prior written consent or as provided hereunder except for (i) tenant improvement work provided for in any Lease and (ii) any alteration of the Property, the cost of which in the aggregate does not exceed the Alteration Threshold and is not reasonably expected to have a Material Adverse Effect; (b) to complete or restore promptly and in good and workmanlike manner the Property and Collateral, or any part thereof which may be damaged or destroyed, without regard to whether the Lender elects to require that insurance proceeds be used to reduce the Loan as provided in Section 4.9; (c) to comply with all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements unless such failure to comply is not reasonably expected to have a Material Adverse Effect; and (d) not to commit or permit waste of the Property or Collateral.

39

ARTICLE 5. INSURANCE

5.1           REQUIRED INSURANCE. At all times during this Agreement except as expressly provided to the contrary, while any obligation of Borrower under any Loan Document remains outstanding, Borrower shall cause Mortgage Borrower to maintain all insurance as required by the Mortgage Loan Documents. In addition, Borrower shall cause the Lender to be included as additional insured under each of the insurance policies described in Section 5.1 (d) and (g) of the Mortgage Loan Agreement. Borrower shall provide Lender with evidence of all insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender.

5.2           INTENTIONALLY OMITTED.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lenders’ entry into this Agreement, Borrower represents and warrants to Lender and each Lender as of the Effective Date that:

6.1           AUTHORITY/ENFORCEABILITY. Borrower is a limited liability company duly organized, validly existing and in good standing in the jurisdiction in which it is organized. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its respective Property, its businesses and operations. Borrower has the limited liability company power and authority to enter into each of the Loan Documents being entered into on the date hereof to which it is a party and to perform its obligations thereunder. Borrower is in compliance with all Applicable Law applicable to its organization, existence and transaction of business and has all necessary rights and powers to own the Collateral as contemplated by the Loan Documents. Without limiting the foregoing, Borrower has sufficient control over Mortgage Borrower to cause Mortgage Borrower to (i) take any action on Mortgage Borrower’s part required by the Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents. Upon the realization of the Collateral under the Pledge Agreement, Lender or any other party succeeding to Borrower’s interest in the Collateral described in the Pledge Agreement would have such control. Mortgage Borrower is in compliance with all Applicable Law applicable to its organization, existence and transaction of business other than Applicable Law, the noncompliance with which, would not reasonably be expected to have a Material Adverse Effect and has all necessary rights and powers to own and operate the Property and Improvements as contemplated by the Loan Documents.

40

6.2           BINDING OBLIGATIONS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.3           FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower, Mortgage Borrower and of Guarantor, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. The Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents. Attached hereto as Exhibit G is a true and correct organizational chart of Borrower.

6.4           NO VIOLATION. The execution, delivery, and performance under the Loan Documents by Borrower does not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any Applicable Law applicable to the Borrower and the Mortgage Borrower, the Property, the Collateral and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or Governmental Authority; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower, the Mortgage Borrower, the Property, the Collateral or the Improvements are bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or Governmental Authority.

6.5           COMPLIANCE WITH LAWS. Borrower has, and at all times, or shall have caused Mortgage Borrower to have obtained, all material permits, licenses, exemptions, and approvals necessary to occupy and operate the Property and Improvements, and shall cause Mortgage Borrower to maintain compliance in all material respects with all Applicable Law applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a legal parcel lawfully created in full compliance with all subdivision laws and ordinances or is exempt therefrom.

6.6           LITIGATION. Except as disclosed on Schedule III attached hereto, there are no uninsured claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower, Mortgage Borrower or Guarantor or affecting the Collateral, the Property or Improvements that is reasonably likely to have a Material Adverse Effect.

41

6.7           FINANCIAL CONDITION. All financial statements and information heretofore delivered to Lender by the Borrower, including, without limitation, information relating to the financial condition of the Borrower, the Property, the Improvements, the partners, joint venturers or members of Borrower, Mortgage Borrower and/or Guarantor, fairly and accurately represent the financial condition of the subject thereof as of the date thereof and have been prepared (except as noted therein) in accordance with GAAP consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. Notwithstanding the use of generally accepted accounting principles, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. The value of Borrower’s personal property does not exceed 15% of the value of all of its assets.

6.8           NO MATERIAL ADVERSE CHANGE. To the best of the Borrower’s knowledge, there has been no material adverse change in the financial condition of Borrower, Mortgage Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into, and has not caused or permitted Mortgage Borrower to enter into, any material transaction which is not disclosed in such financial statements. Borrower is not party to any agreement or instrument or subject to any restriction affecting Borrower, Mortgage Borrower, the Collateral or the Property, or Borrower’s and/or Mortgage Borrower’s business, properties or assets, operations or condition, financial or otherwise, that is reasonably likely to have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Material Contract.

6.9           SURVEY. To the knowledge of Borrower and Mortgage Borrower, there are no encroachments of the Property onto any other property, except as revealed in the Survey.

6.10         ACCURACY. All reports, documents, instruments, information and forms of evidence in each case prepared by Borrower and delivered to Lender concerning the Loan or the Property are in all material respects accurate, correct and sufficiently complete to give Lender and Lenders true and accurate knowledge of their subject matter as of the date provided to Lender.

6.11         TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and, to Borrower’s best knowledge, has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under Applicable Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Loan Documents, including, without limitation, the Deed of Trust, have been paid. Mortgage Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower, on behalf of Mortgage Borrower, has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

42

6.12         TITLE TO ASSETS; NO LIENS. Mortgage Borrower has good and indefeasible title to the Property, free and clear of all liens and encumbrances except Permitted Liens. The Permitted Liens do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operation, of the Property or the ability of Borrower to repay the Note or any other amount owing under the Note, the Pledge Agreement, the Loan Agreement, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Loan Agreement, the Note, the Pledge Agreement or the other Loan Documents. Other than Mortgage Lender, no Person other than Mortgage Borrower holds any interest in any payments due under such Leases. Borrower shall cause Mortgage Borrower to forever warrant, defend and preserve the title to the Property and to forever warrant and defend the same to Lender against the claims of all persons whomsoever, subject to Permitted Liens.

Borrower is the record and beneficial owner of, and has good and indefeasible title to, the Collateral, free and clear of all Liens whatsoever, other than that Lien in favor of Lender. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral when properly filed in the appropriate records, will create a valid, perfected first priority security interests in and to the Collateral, all in accordance with the terms thereof for which a Lien can be perfected by filing a UCC Financing Statement. For so long as the Lien of the Pledge Agreement is outstanding, Borrower shall forever warrant, defend and preserve such title and the validity and priority of the Lien of the Pledge Agreement and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.

6.13         MANAGEMENT AGREEMENT. Mortgage Borrower is not a party or subject to any management agreement with respect to the Property, except for the Management and Leasing Agreement, dated as of October 15, 2013, between Brookfield Properties Management (CA), Inc., as “Property Manager,” and Borrower, as “Owner” (the “Management Agreement”).

6.14         UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the use and operation of the Property and Improvements are available at or within the boundaries of the Property.

6.15         FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan shall be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement or the other Loan Documents.

43

6.16         LEASES (a) The rent roll attached hereto as Schedule II is true, correct and complete in all material respects; (b) Borrower has delivered to Lender true and correct copies of all of its Existing Leases; (c) all Existing Leases are in full force and effect, unmodified except as disclosed to Lender, and are, in all material respects, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, and, except as may be set forth in the Rent Roll or tenant estoppel certificates, no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any Existing Leases on the part of landlord or, to Borrower’s knowledge, any tenant; (d) except as set forth on Schedule VI, neither Borrower nor Mortgage Borrower is in any dispute or proceeding with any tenant under a Lease; (e) except as set forth on Schedule VI, Borrower has not received any notice of termination or written notice of non-renewal with respect to any Lease; (f) except as may be set forth in the Rent Roll, the tenant estoppel certificates or the Leases, no rent or other payment under any Existing Lease has been paid by any tenant for more than one (1) month in advance of the due date thereof; (g) except as may be set forth in the Rent Roll or tenant estoppel certificates, none of the landlord’s nor, to Borrower’s knowledge, tenant’s interests under any of the Existing Leases has been transferred or assigned; (h) no tenant or other Person has any option, right of first refusal or offer, or any other preferential right to purchase all or any portion of, or interest in, the Property; (i) except as set forth on Schedule VI, all work to be performed by the landlord under each Lease has been performed as required and has been accepted by the applicable tenant; and (j) Schedule VI sets forth the outstanding amount of all free rent, tenant improvement allowances, leasing commissions, and cash inducements due for Leases executed on or prior to the date hereof.

6.17         BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

6.18         PHYSICAL CONDITION. Except as disclosed in the Property Condition Report, to Borrower’s best knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components thereon or used in connection therewith, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. The Property is free from material damage caused by fire or other casualty. Except as disclosed in the Property Condition Report, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in material compliance with Applicable Law.

6.19         FLOOD ZONE. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 5.1(b) is in full force and effect.

6.20         CONDEMNATION. No condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

44

6.21         NOT A FOREIGN PERSON. The Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code.

6.22         SEPARATE LOTS. The Property, other than any easement areas benefitting the Property, is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property. For the avoidance of doubt, pursuant to the Co-Ownership Agreement, Borrower is responsible for 28.25% of the real estate taxes respect to Parcel 4 (as set forth on Exhibit A).

6.23         AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Improvements are maintained in compliance in all material respects with all of the requirements of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et. seq., as may be amended from time to time (the “ADA”).

6.24         ERISA. Neither the Borrower nor any of its ERISA Affiliates maintains or has any obligation or liability, contingent or otherwise, with respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, that is subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code.

(a)          None of: (i) the assets of the Borrower; or (ii) the assets of Guarantor are, pursuant to any provision of ERISA or the Internal Revenue Code, considered for any purpose of ERISA or Section 4975 of the Internal Revenue Code to be, directly or indirectly, the assets of any Plan (“plan assets”). Assuming that, except for the funds that a Lender may be considered to receive from Borrower, no part of the Loan funds are plan assets prior to the disbursement of such funds to the Borrower, and assuming that Lender’s interest in the Loan is not a plan asset, neither the execution or delivery of this Agreement or of any of the other Loan Documents by the Borrower or Guarantor, nor the performance by Borrower or Guarantor of their obligations under this Agreement or under any of the other Loan Documents, nor any transaction contemplated under this Agreement or under any of the other Loan Documents, nor the exercise by Lender of any of its rights or remedies under this Agreement or under any of the other Loan Documents is or will be a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

6.25         INVESTMENT COMPANY ACT. The Borrower is not: (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.26         OFAC. The Borrower represents and warrants that none of the Borrower, Guarantor or any of their respective Affiliates is a Prohibited Person, and the Borrower, Guarantor and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury. Each Loan Party is in compliance, in all material respects, with The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).

45

6.27         SOLVENCY. The Borrower: (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor; and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such indebtedness and liabilities as they mature.

6.28         ASSESSMENTS. To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

6.29         USE OF PROPERTY. The Property is used exclusively for office purposes and other appurtenant and related uses, including parking and retail.

6.30         NO OTHER OBLIGATIONS. Borrower has no contingent or actual obligations not related to the Property.

6.31         REA Representations. With respect to each REA, if any, Borrower hereby represents that (a) to Borrower’s knowledge, each REA is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no material defaults under any REA by any party thereto beyond any applicable notice and cure period, (c) all material sums due and payable under each REA have been paid in full and (d) to Borrower’s knowledge, no party to any REA has commenced any action or given or received any written notice for the purpose of terminating any REA.

6.32         Co-Ownership Agreement Representations. Mortgage Borrower is a party to the Co-Ownership Agreement and the Co-Ownership Agreement is in full force and effect and has not been amended or modified and Mortgage Borrower has not assigned its interest thereunder (except as may have occurred pursuant to the Loan Documents). Mortgage Borrower is in compliance in all material respects under the Co-Ownership Agreement. No other party to the Co-Ownership Agreement is in default, where the same would have a Material Adverse Effect (or would do so after the giving of the requisite notice thereunder). Mortgage Borrower has no knowledge of any notice of termination or default given with respect to the Co-Ownership Agreement. There are no set offs, claims, counterclaims or defenses being asserted or capable of being asserted after giving the requisite notice, if any, required under the Co-Ownership Agreement where the same would have a Material Adverse Effect, or otherwise known by Borrower for the enforcement of the obligations under the Co-Ownership Agreement. All common charges, shared expenses and other sums due under the Co-Ownership Agreement have been paid to the extent they are payable to the date hereof. Mortgage Borrower enjoys the quiet and peaceful possession of the Property granted by the Co-Ownership Agreement subject to and in accordance with the Co-Ownership Agreement.

46

6.33         Mortgage Loan. The Mortgage Loan has been fully advanced. The outstanding principal balance of the Mortgage Loan is $230,000,000. No breach, violation or Default (as defined in the Mortgage Loan Agreement) has occurred under the Mortgage Loan Documents which remains uncured or unwaived and no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute a Default (as defined in the Mortgage Loan Agreement) under the Mortgage Loan Documents. Each and every representation and warranty of Mortgage Borrower and/or any guarantor or indemnitor under any of the Mortgage Loan Documents, made to Mortgage Lender contained in any one or more of the Mortgage Loan Documents is true, correct, complete and accurate in all material respects as of the date hereof.

6.34         AFFILIATE DEBT. Subject to the terms and conditions of this Agreement and the other Loan Documents, Borrower hereby represents and warrants that, as of the Effective Date, any and all debt for borrowed money that Borrower owes to any Affiliate is fully subordinated to the Loan and has a term of at least five (5) years.

6.35         LABOR. To the best of Borrower’s knowledge, no organized work stoppage or labor strike is pending or threatened by employees and other laborers at the Property. Borrower (i) is not involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, which could reasonably be expected to have a Material Adverse Effect, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act and (iii) is not a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property that will be binding on the Property upon a transfer of ownership (an “Organized Labor Agreement”) and no such agreement or contract is currently being negotiated by Borrower or any of its Affiliates.

6.36         ANTI-CORRUPTION LAWS AND SANCTIONS.

Neither (i) Borrower, Sponsor or any Sponsor BFP Subsidiary nor (ii) to Borrower’s knowledge, any Person within the Borrowing Group not listed in (i) above is: (a) a Sanctioned Person; (b) controlled by or acting on behalf of a Sanctioned Person; (c) under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions. Borrower, Sponsor and each Sponsor BFP Subsidiary and, to Borrower’s knowledge, any other Person within the Borrowing Group: is in compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws. The provisions in this Section shall prevail and control over any contrary provisions in this Agreement or in any related documents. In entering into the Loan Documents to which it is a party, each Loan Party is acting solely for its own account and no natural person owns, directly or indirectly, more than twenty-five percent (25%) of a beneficial interest or voting interest in Borrower.

47

6.37         MORTGAGE LOAN REPRESENTATIONS.

All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

6.38         DISREGARDED ENTITY Status.

None of Borrower, Mortgage Borrower or any member thereof shall take any action (including but not limited to making any election) which would cause Borrower or Mortgage Borrower to fail to be treated, for federal income tax purposes, as a disregarded entity within the meaning of Treasury Regulations §301.7701-2.

6.39         CODE REGULATIONS.

The parties hereto acknowledge that Lender intends to treat the Loan as real property within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and to treat interest on the Loan as interest on an obligation secured by a mortgage on real property or on an interest in real property for purposes of Section 856(c)(3)(B) of the Code, all as consistent with Internal Revenue Service Revenue Procedure 2003-65.  In furtherance of the foregoing, after the date hereof Borrower shall, at Lender’s expense, take any action at the reasonable request of the Lender, or omit taking any action, in each case, as necessary in order to cause the Loan to constitute real property as described in the preceding sentence or cause any amounts received pursuant to the Loan to be considered as income qualifying under Section 856(c)(2) and 856(c)(3); provided, however, that Borrower shall not be required to take any action under this Section 6.39 that would materially increase Borrower’s obligations or materially decrease Borrower’s rights under the Loan Documents. For the avoidance of doubt, the Loan Documents as drafted as of the date hereof shall not cause the Loan to be in violation of the foregoing provisions.

ARTICLE 7. HAZARDOUS MATERIALS

7.1           SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, the Borrower hereby specially represents and warrants to the best of its knowledge as of the date of this Agreement as follows:

48

(a)          Hazardous Materials. Except as set forth in those certain reports listed on Schedule IV attached hereto, the Property and Improvements are not and have not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations. “Hazardous Materials” shall not include commercially reasonable amounts of such materials used or stored in the ordinary course of ownership, operation, maintenance and use of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

(b)          Hazardous Materials Laws. Except as set forth in those certain reports listed on Schedule IV attached hereto, the Property and Improvements are in compliance in all material respects with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(c)          Border Zone Property. The Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that is reasonably expected to cause the Property or any part thereof to be designated as Border Zone Property.

(d)          Hazardous Materials Claims. There are no written claims or actions (“Hazardous Materials Claims”) pending or threatened against Mortgage Borrower, Borrower, the Property or Improvements by any Governmental Authority, governmental agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

7.2           HAZARDOUS MATERIALS COVENANTS. The Borrower agrees as follows:

(a)          No Hazardous Activities. The Borrower shall not cause or permit, and shall not cause Mortgage Borrower to cause or permit, the Property or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)          Compliance. The Borrower shall comply, and shall cause Mortgage Borrower to comply, and the Borrower shall, and shall cause Mortgage Borrower to, use commercially reasonable efforts to cause all other Persons to comply in all material respects with all Hazardous Materials Laws relating to the Property and Improvements.

49

(c)          Notices. The Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property and Improvements; (ii) any knowledge by Borrower that the Property and Improvements do not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims.

(d)          Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property or Improvements, the Borrower shall immediately cause Mortgage Borrower to take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws (or the applicable Governmental Authority exercising jurisdiction thereover) or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

7.3           INSPECTION BY LENDER. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property and Improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and Improvements.

7.4           HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, AND ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS IN EACH SUCH PARTY’S CAPACITY AS SUCH FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) (INCLUDING IN EACH CASE LOSSES FOR DIMINUTION IN VALUE, BUT NOT OTHER CONSEQUENTIAL DAMAGES AND EXCLUDING LOSSES INCURRED AS A RESULT OF LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY HAZARDOUS MATERIALS FIRST INTRODUCED TO A PROPERTY AFTER THE DATE LENDER, ITS DESIGNEE or AGENT acQuires possession of the propertY, it being acknowledgeD and agreed By BORROWER that a receiver or custodian appointed BY A COURT SHALL under no circumstances be considered to be an agent of lender) WHICH LENDER ACTUALLY INCURS AS A DIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL IMMEDIATELY PAY TO LENDER, UPON DEMAND, ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTES AND THE RELEASE OR PARTIAL RELEASE OF THE PLEDGE AGREEMENT.

50

7.5           LEGAL EFFECT. Borrower and Lender that: (i) this Article is intended as Lender’s written request for information (and Borrower’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (ii) each provision in this Section (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736. The term of the indemnity provided for herein will commence on the date hereof. Without in any way limiting the above, it is expressly understood that Borrower’s duty to indemnify the applicable indemnitees hereunder shall survive: (1) any judicial or non-judicial foreclosure under the Pledge Agreement, or transfer of the Collateral in lieu thereof; (2) the cancellation of the Note and the release, satisfaction or reconveyance or partial release, satisfaction or reconveyance of the Pledge Agreement; and (3) the satisfaction of all of Borrower’s obligations under the Loan Documents.

7.6           ENVIRONMENTAL IMPAIRMENT. If any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Lender’s rights and remedies under the Pledge Agreement, Lender may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected parcel or portion of the Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Borrower to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Lender’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Borrower shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and Borrower knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender in connection with any action commenced under this Section, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Property is environmentally impaired, plus interest thereon at the default rate of interest set forth in the Note until paid, shall be added to the obligations secured by the Pledge Agreement and shall be due and payable to Lender upon its demand made at any time following the conclusion of such action.

ARTICLE 8. CASH MANAGEMENT

8.1           DEPOSIT ACCOUNT AGREEMENT.

If, at any time during the term of the Loan, the Mortgage Loan ceases to be outstanding, then Lender may require Borrower to replace the existing deposit account agreement with a deposit account agreement with Lender and a deposit bank acceptable to Lender in its reasonable discretion substantially in the form of the existing deposit account agreement (the “Mezzanine Deposit Account Agreement”). In such event, Borrower shall cause all amounts on deposit in the accounts of Mortgage Lender to be transferred to the deposit account described in the Mezzanine Deposit Account Agreement, which amounts shall be held and disbursed by Lender in accordance with the terms of the Mortgage Loan Agreement which deal with the disbursement of funds from the accounts of the Mortgage Lender as if such terms were set forth herein in their entirety.

51

8.2           security interest.

As security for payment of the Obligations and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender and grants to Lender a security interest in, all of Borrower’s right, title and interest in and to any accounts established pursuant to this Agreement (collectively, the “Accounts”). Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. The Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Account shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Obligations, all remaining funds in the Accounts, if any, shall be disbursed to Borrower.

ARTICLE 9. ADDITIONAL COVENANTS OF BORROWER

9.1           EXPENSES.The Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender (including reasonable attorneys’ fees and expenses) in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b)  the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the other Loan Documents, Other Related Documents and any other documents or matters; (c) securing the Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (d) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement, the other Loan Documents and Other Related Documents; (e) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Borrower, this Agreement, the other Loan Documents, Other Related Documents, the Collateral, the Property or any other security given for the Loan; and (f) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees incurred for (x) provided that no Default exists, no more than two appraisals obtained during the term of the Loan (in addition to any appraisal delivered in connection with the closing of the Loan) and (y) all appraisals obtained after and during the continuation of a Default, cost engineering and inspection fees, reasonable legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees, UCC vendor fees and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees (to the extent Lender is permitted to procure such items hereunder) and/or (following the occurrence and during the continuance of Default) all costs incurred by Lender in connection with Section 11.2 hereof. The Borrower recognizes and agrees that formal written Appraisals of the Collateral, the Property and Improvements by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services, which charges shall be commercially reasonable and without duplication to any third-party costs in connection with the same service.

52

9.2           ERISA COMPLIANCE. Borrower shall, and shall cause Mortgage Borrower to, at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower or Mortgage Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower or Mortgage Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower or Mortgage Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3           LEASING.

(a)          The Borrower covenants and agrees at Borrower’s sole cost and expense to cause Mortgage Borrower: (a) perform the material obligations of lessor contained in the Leases and use commercially reasonable efforts to enforce by all available remedies, at the discretion of Borrower, performance by the lessees of the material obligations of the lessees contained in the Leases; (b) (x) give Lender prompt written notice of any default in the payment of base rent or any other material default which occurs with respect to any of the Major Leases and Significant Leases and (y) use commercially reasonable efforts to give Lender prompt written notice of any default in the payment of base rent or any other material default which occurs with respect to any other Leases, whether the default be that of the lessee or of the lessor; and (c) exercise diligent efforts to keep all portions of the Property that are capable of being leased, leased at all times at rentals commensurate with current market rates for similarly situated property. The Borrower shall not, and shall not allow Mortgage Borrower to, without the Lender’s prior written consent or as otherwise permitted by any provision of this Loan Agreement: (i) execute any other assignment relating to any of the Leases; (ii) collect rentals more than one (1) month in advance of the time when it becomes due; (iii) consent to any assignment by any lessee under any office lease other than in accordance with the provisions of the Lease in question; or (iv) subordinate or agree to subordinate any of the Leases to any other deed of trust or encumbrance. Any attempted action in violation of this Section 9.3(a), Section 9.3(b), Section 9.3(c) or Section 9.4 of this Agreement shall be null and void. Notwithstanding anything contained herein to the contrary, in no event shall Borrower allow Mortgage Borrower to enter into any Modification that adversely affects the economic terms of a Lease based on lessee’s or lessee’s Affiliates relationship or business dealing with Borrower or any Borrower’s Affiliate unrelated to the Property.

53

(b)          With respect to executed Leases (including Leases entered into after the Effective Date), the Borrower shall not, and shall not allow Mortgage Borrower to, without (1) Lender’ prior written consent if such Lease is a Major Lease, or (2) the Lender’s prior written consent with respect to any other Lease: (i) permit or allow any change, amendment, modification, assignment, surrender, renewal, extension or termination (each a “Modification”) of any Lease (provided that notwithstanding the foregoing with respect to Modifications that are not terminations or surrenders of a Lease, Lender’s consent, shall not be unreasonably withheld; (ii) waive any of the Borrower’s rights or remedies, other than such rights which are de minimis in nature; or (iii) otherwise consent to any material change in the obligations, duties or liabilities of a tenant; provided however that Lender’s prior written consent, shall not be required (1) for any Modification of any Lease entered into after the date hereof that did not require Lender’s consent as of the execution thereof and that would not have required Lender’s consent if the modified terms had been part of the original lease terms (or if such Lease as modified would have been permitted hereunder as a new Lease (after obtaining the approval of Lender that would be applicable to such new Lease), or (2) any Modification of any Existing Lease, so long as such modification does not (y) reduce the amount (except (I) with respect to any amounts (other than base rent) that are past due, in accordance with Borrower’s customary operating procedures or in good faith settlement of any claims and (II) with respect to any amounts (other than base rent) that have not yet become due, discounts, in Borrower’s good faith judgment, that are commercially reasonable and, with respect to clause (II), in no event to exceed $10,000 in the aggregate with respect to all Leases on a monthly basis) or change the timing for payment of rent of such Existing Lease, or otherwise result in such Existing Lease having materially less favorable terms or (z) change the term of such Existing Lease, provided, however any Modification to an Existing Lease shall be permitted if such Existing Lease as modified would have been permitted hereunder as a new Lease (after obtaining the approval of Lender that would be applicable to such new Lease)), or (3) any Modification evidencing lease renewal options allowing for renewal at the greater of (i) the rent payable prior to the execution of such option and (ii) fair market rent.

(c)          Lender’s consent shall not be required for Borrower or Mortgage Borrower to terminate or accept a surrender of any Lease that is not a Major Lease or a Significant Lease where either (i) there is a bona fide default by the tenant thereunder in the payment of base rent or otherwise in material default or (ii) such termination or surrender in Borrower’s or Mortgage Borrower’s good faith judgment is commercially reasonable. Additionally, the Lender shall not unreasonably withhold consent to a termination or acceptance of a surrender of a Lease that is a Major Lease or Significant Lease, respectively (A) where such termination or surrender is by reason of the bona fide default by the tenant in the payment of base rent or other material default or (B) where another creditworthy tenant is willing to lease the related space and the net effective rent that would be paid by the replacement tenant would exceed the net effective rent being paid by the tenant whose Lease is being terminated or surrendered for each of the remaining years of such Lease.

9.4           APPROVAL OF LEASES.

(a)          Borrower may cause Mortgage Borrower to enter into any Leases provided that all the following requirements are satisfied:

(i)          If the Lease is a Major Lease or Significant Lease, Lender’s prior written approval shall have first been obtained pursuant to Section 9.4(b), at Borrower’s sole cost and expense;

54

(ii)         The Lease shall be prepared on the Mortgage Borrower’s standard form of lease agreement, which has been approved by Lender (with changes as are commercially reasonable taking into consideration the size, credit and bargaining power of the related tenant) or other form required by the tenant (which, as modified in negotiations with the tenant, is commercially reasonable taking into consideration the size, credit and bargaining power of the tenant);

(iii)        The Lease shall be to a tenant who will occupy its premises for the conduct of its and its affiliates’ business and not as a master lease primarily for the subletting of space to others (it being understood that Leases to tenants who lease “office suites” (i.e., tenants who conduct a similar business to Regus Corporation) that are not Affiliates of Borrower or Guarantor are not prohibited by this clause (iii));

(iv)        The Borrower shall or shall cause Mortgage Borrower to deliver to Lender a true and complete copy of such Lease together with the delivery of the financial statements required by Section 10.1(a) and shall certify to Lender Borrower’s compliance with this Section 9.4;

(v)         Intentionally omitted.

(v)         The Lease shall be subordinate to the Loan and the Deed of Trust (which subordination may be subject to the delivery by Lender of a subordination, non-disturbance and attornment agreement in accordance with the provisions of 9.4(c) below);

(vi)        No purchase option, master lease options, or rights of first refusal for the sale of the Property shall be permitted without Lender’s prior written approval, which may be withheld in its sole and absolute discretion; and

(vii)       The Lease shall provide for rental rates and other material economic terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Mortgage Borrower, shall be an arms-length transaction with a bona fide, independent third party tenant (other than leases to the Manager on comparable terms and covering comparable space with those in place on the date hereof), and shall not have a Material Adverse Effect on the value or quality of the Property.

If any of the conditions to entering into a Lease as set forth in this Section 9.4(a) are not satisfied, the consent of the Lender shall be required.

(b)          Borrower may not enter into or cause Mortgage Borrower to enter into any new Major Lease or Significant Lease for space in the Improvements unless the following conditions are satisfied: (i) Borrower shall have obtained the consent of Lender in the case of a Major Lease or a Significant Lease, which consent shall not be unreasonably withheld if the proposed tenant is creditworthy (as determined by Lender, in its reasonable discretion) and the provisions of Sections 9.4(a)(ii) and (viii) have been complied with and (ii) such Major Lease or Significant Lease complies with the provisions of Sections 9.4(a)(i), (iii), (vi) (subject to Sections 9.4(c) below) and (vii).

(c)          Intentionally Omitted.

55

(d)          Borrower shall promptly reimburse Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorney’s fees and costs) in connection with Lender’s review and approval of any new Lease or any Modification of an existing Lease or any other related Lease documentation required to be reviewed and/or approved by Lender under this Section 9.4 (including, without limitation, any costs and expenses of Lender and its counsel (but not any other Lender’s counsel) incurred in connection with the preparation and negotiation of any subordination, non-disturbance and attornment agreement).

(e)          Borrower shall have the right to request approval to the material economic and non-economic terms of a proposed Lease or Modification which would be subject to Lender’s approval hereunder, and upon approval of such terms, Lender, shall not unreasonably withhold consent to the final Lease documentation provided such Lease or Modification is consistent with such agreed upon terms and in any event Lender, shall not have the right to withhold consent to such Lease or Modification based upon objection to any of the previously approved terms.

(f)          Any failure of Lender, to respond to Borrower’s written request for consent or approval made to Lender pursuant to Section 9.3 or this Section 9.4 within ten (10) Business Days of the date of any such request shall be deemed to constitute Lender’s consent or approval, as applicable, provided that Borrower’s request (i) is made in accordance with the notice provisions of this Agreement; (ii) is accompanied by a copy of the Lease, memorandum, modification, amendment or other document or instrument for which consent or approval is being requested and (iii) states prominently in bold capital letters that Lender’s failure to respond within such time period may result in deemed consent or approval.

9.5           OFAC. At all times throughout the term of the Loan, the Borrower, Guarantor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

9.6           FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, the Borrower shall execute, acknowledge and deliver and shall cause Mortgage Borrower to execute, acknowledge and deliver, any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any Liens created by the Loan Documents. The Borrower shall cooperate with the Lender with respect to any proceedings arising out of or relating to the Property, the Borrower, the Guarantor, the Loan or the Loan Documents before any court, board or other Governmental Authority which may in any way adversely affect the rights of the Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, permit the Lender, at its election, to participate in any such proceedings. The Borrower shall cooperate with the Lender in obtaining for the Lender the benefits of any insurance proceeds lawfully or equitably payable to the Lender in connection with the Property.

56

9.7           ASSIGNMENT. Without the prior written consent of Lender (which consent may be withheld in its sole and absolute discretion), and except for Permitted Transfers of Permitted Liens, the Borrower shall not, whether the same occurs directly, indirectly, by operation of Law (other than as a result of a condemnation) or otherwise (any of the following being a “Transfer”): (a) sell, assign, convey, transfer, pledge, mortgage or hypothecate (or permit or suffer the occurrence of any sale, assignment, conveyance, transfer, pledge, mortgaging or hypothecation of): (i) all or any portion of the Property or the Borrower’s interest in all or any portion of the Collateral (including, without limitation, the Transfer or lease of any zoning, development or air rights with respect to the Property); (ii) any direct or indirect interest in Borrower or (iii) Borrower’s interest under any of the Loan Documents; or (b) cause, or permit to occur, a Change of Control. Any Transfer not otherwise permitted by this Section 9.7 shall be void. In this regard, the Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s and Guarantor’s expertise, reputation, prior experience in developing and constructing commercial real property and Lender’s knowledge of Borrower and Guarantor. Borrower shall pay any and all out-of-pocket costs incurred by Lender in connection with any Permitted Transfer (including, without limitation, reasonable attorneys’ fees and expenses). The parties acknowledge that entering into Leases shall not constitute a Transfer. Notwithstanding anything in this Agreement to the contrary, a lease of all or substantially all of Borrower’s property to a tenant who will not occupy the leased premises for the conduct of its and its affiliates’ business shall constitute a Transfer requiring the prior written consent of each Lender.

9.8           MANAGEMENT AGREEMENT. At all times hereunder, Borrower shall cause Mortgage Borrower to require the Manager of the Property to perform in all material respects in accordance with the terms of the Management Agreement and shall not materially amend, modify or alter the Management Agreement or the responsibilities of such Manager or the liabilities of the Borrower under the Management Agreement without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed. The Borrower shall, and shall cause Mortgage Borrower to, execute, upon Lender’s request, an assignment of Mortgage Borrower’s rights under the Management Agreement to Lender as additional security for Borrower’s obligations under this Agreement and the other Loan Documents and shall cause the Manager to consent to any such assignment (which consent shall include, among other things, a subordination of any of its fees or compensation provided in the Management Agreement as set forth in the Assignment of Agreements). In no event shall Manager be entitled to receive a management fee in excess of 3% of Revenues (as currently defined in the Management Agreement) of the Property (including the proceeds of any business interruption insurance).

9.9           COMPLIANCE WITH APPLICABLE LAW. Borrower shall, and shall cause Mortgage Borrower to, comply in all material respects with Applicable Law applicable to it or its properties, including without limitation, the ADA.

9.10         SPECIAL COVENANTS; SINGLE PURPOSE ENTITY. Borrower represents and warrants that it at all times since its formation has been, and covenants and agrees that until the Loan has been paid in full it shall, and its Organizational Documents shall provide that it shall, continue to be, a Special Purpose Entity. A Special Purpose Entity means a corporation, limited liability company or a limited partnership, which at all times since its formation has and, on and after the date hereof, shall:

57

(a)          not own (and has not owned) any asset or property other than (i) the Property, and (ii) such property as may be necessary for or incidental to its business purposes set forth in Section 9.10(b) below and (iii) cash, accounts receivable associated with its business purposes set forth in Section 9.10(b) below and other ordinary course investments of funds;

(b)          not engage (and has not engaged) in any business, directly or indirectly, other than the ownership, development, operation, leasing, financing and management of the Property and conduct and operate its business as presently conducted and operated;

(c)          not amend, alter, change or repeal the “Special Purpose Provisions” as set forth in, and as defined in, Borrower’s limited liability company agreement without the consent of Lender, nor amend, modify or otherwise change the Organizational Documents of Borrower without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section 9.10, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’ consent;

(d)          maintain relationships comparable to an arm’s-length transaction with its Affiliates and enter into transactions with its Affiliates only on a commercially reasonable basis and on terms similar to those of an arm’s-length transaction;

(e)          not incur, create or assume any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the indebtedness created by the Loan Documents, or any Interest Rate Protection Agreement, (ii) unsecured trade payables and operational debt not evidenced by a note; (iii) Borrower’s obligations under any permitted Leases, (iv) Borrower’s obligations with respect to tenant improvements, tenant allowances or leasing commissions with respect to permitted Leases and (v) customary equipment leases and financing; provided that any indebtedness incurred pursuant to subclauses (ii) and (v) shall (1) be incurred in the ordinary course of the business of operating the Property, and (2) not exceed, in the aggregate, three percent (3%) of the outstanding principal balance of the Loan;

(f)           not make any loans or advances to any Person (other than advances to any tenant for purposes relating to its Lease or any contractors or subcontractors) nor acquire debt obligations or securities of any Person;

(g)          remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets (to the extent of available cash flow);

(h)          pay its own liabilities and expenses only out of its own funds and not the funds of any other Person (to the extent of available cash flow);

(i)           comply with and observe in all material respects the laws of the state of its formation as they relate to its organizational functions and responsibilities and other organizational formalities in order to maintain its separate existence;

(j)           maintain all of its books, records and bank accounts separate from those of any other Person;

58

(k)          prepare separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on the financial statement of any other Person; provided, however, Borrower’s assets may be included in a consolidated financial statement with its Affiliates provided that appropriate notations shall be made on such consolidated financial statement to indicate the separateness of Borrower and its Affiliates and to indicate that none of any such Affiliate’s assets and credit are available to satisfy the debts and other obligations of Borrower;

(l)           file its own tax returns, if any, as may be required under Applicable Law, to the extent not treated as a “disregarded entity”, and pay any Taxes so required to be paid under Applicable Law unless such taxes are contested in accordance with Section 4.4 of this Agreement;

(m)         maintain its books, records, resolutions and agreements as official records;

(n)          be, and at all times hold itself out to the public and all other Persons as a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party of Borrower);

(o)          conduct its business in its own name and correct any known misunderstanding regarding its separate identity;

(p)          not identify itself or any of its Affiliates as a division or part of the other;

(q)          intentionally deleted;

(r)           maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that this subsection (r) shall not be deemed to require any Person to make additional capital contributions to Borrower;

(s)          not commingle its funds and other assets with assets of any Affiliate or constituent party or any other Person and hold all of its assets in its own name;

(t)           maintain its assets in such a manner that it will not be materially costly or difficult to segregate, ascertain or identify its individual asset or assets, as the case may be, from those of any other Person;

(u)          except in connection with the pledge of assets to Lender in connection with the Loan, (i) not pledge its assets for the benefit of any other Person, (ii) not guarantee or become obligated for the debts of any other Person, and (iii) not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person;

(v)          not permit any constituent party independent access to its bank accounts;

(w)         maintain a sufficient number of employees, if any, in light of its contemplated business operations;

59

(x)          not form, acquire or hold an interest in any subsidiary;

(y)          allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including paying for office space and services that are performed by any employee of any Affiliate on behalf of Borrower;

(z)          to the fullest extent permitted by law, not seek or effect or cause any constituent party to seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, or the sale of substantially all of the assets of Borrower;

(aa)        not fund the operations of any of its Affiliates or pay their expenses;

(bb)       keep careful records of all transactions by and between Borrower and its Affiliates and all such transactions shall be completely and accurately documented and payables shall be accurately and timely recorded;

(cc)        obtain, from and after the Effective Date, the prior unanimous written consent of all other managing members/directors to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding involving Borrower; institute any proceedings under any applicable insolvency law or otherwise seek any relief for Borrower under any laws relating to the relief from debts or protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or a substantial portion of its properties; (iii) make any assignment for the benefit of Borrower’s creditors, as the case may be; or (iv) take any action in furtherance of the foregoing.

9.11         intentionally omitted.

9.12         PAYMENT OF PROPERTY TAXES, ETC. The Borrower shall or shall cause the Mortgage Borrower to pay all Taxes, assessments, water rates, sewer rents and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed against the Property (“Property Taxes”) prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof. The Borrower shall deliver to Lender, upon request, receipted bills, cancelled checks and other evidence reasonably satisfactory to Lender evidencing the payment of the Property Taxes prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof.

9.13         intentionally omitted.

9.14         COMPLIANCE WITH ANTI-CORRUPTION LAWS AND SANCTIONS.

Neither the Borrower nor, to Borrower’s knowledge (after due care and inquiry), (i) any other Person within the Borrowing Group or (ii) any Person acting at the specific direction of Borrower or its Affiliates with respect to the matters prohibited by this Section 9.14 shall: (a) use any of the Loan proceeds for the purpose of: providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person or in any other manner, in each case, as would be prohibited by Sanctions or would otherwise cause Lender or Borrower, or any entity affiliated with Lender or Borrower, to be in breach of any Sanction; or (b) fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause Lender or Borrower, or any entity affiliated with Lender or Borrower, to be in breach of any Sanction. Borrower shall notify Lender in writing not more than one (1) Business Day after becoming aware of any breach of this Section.

60

9.15         escrow fund.

Borrower shall not be required to make deposits into an escrow account with Lender for Property Taxes or insurance premiums, provided that Mortgage Borrower is required to and does make such deposits during the continuance of a Triggering Event under the Mortgage Loan; provided, however, in the event Mortgage Borrower does not make such deposits during the continuance of a Triggering Event under the Mortgage Loan, Lender after notice to and approval of Mortgage Lender may require Borrower to make such deposits with Lender hereunder substantially in accordance with the provisions of the Mortgage Loan Agreement.

9.16         INTEREST RATE PROTECTION AGREEMENTS.

(a)          Borrower shall, by no later than April 6, 2018, obtain, and thereafter maintain in effect, an Interest Rate Protection Agreement which (i) has a term that expires no earlier than the Maturity Date; provided, that Borrower shall be permitted to provide Interest Rate Protection Agreements with successive terms of 1 year, so long as Borrower obtains a replacement Interest Rate Protection Agreement satisfying the requirements of this Section 9.16 on or before the expiration date of the then-existing Interest Rate Protection Agreement, (ii) has a notional amount at all times equal to or greater than 100% of the outstanding principal amount of the Loan, (iii) is on terms reasonably acceptable to the Lender and (iv) has a strike price equal to 3.50%. If the counterparty under the Interest Rate Protection Agreement is not Wells Fargo or an Affiliate of Wells Fargo the counterparty must be reasonably acceptable to Lender and must at all times maintain a long term unsecured debt rating or counterparty rating from S&P of “A-” or higher (Wells Fargo or its Affiliate, as counterparty under any such Interest Rate Protection Agreement, or any such other counterparty, shall be referred to herein as an “Acceptable Counterparty”). If the counterparty under the Interest Rate Protection Agreement is Wells Fargo, an Affiliate of Wells Fargo or any other Lender, all breakage amounts due under or pursuant to the applicable Interest Rate Protection Agreement shall be guaranteed by Guarantor (or another creditworthy entity acceptable to Lender), pursuant to a guaranty in form and substance acceptable to Lender.

(b)          Borrower hereby collaterally assigns to Lender all of its right, title and interest in any and all payments under each Interest Rate Protection Agreement, and shall (i) deliver to Lender an executed counterpart of each such Interest Rate Protection Agreement, (ii) obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such collateral assignment of interest rate protection agreement) and (iii) provide to Lender any additional documentation reasonably requested by Lender to confirm or perfect such security instrument.

(c)          If, at any time during the term of the Loan, the counterparty to the Interest Rate Protection Agreement then in effect ceases to be an Acceptable Counterparty, or if the Interest Rate Protection Agreement is terminated for any reason, then, within ten (10) Business Days after notice from the Lender, Borrower shall (i) obtain a replacement Interest Rate Protection Agreement satisfying the requirements of Section 9.16(a) above, with a counterparty that is an Acceptable Counterparty and (ii) satisfy the requirements of Section 9.16(b) above with regard to such replacement Interest Rate Protection Agreement. Notwithstanding anything contained herein to the contrary, Borrower shall obtain a replacement Interest Rate Protection Agreement satisfying the requirements of Section 9.16(a) above and satisfy the requirements of Section 9.16(b) above on or before the expiration date of any then-existing Interest Rate Protection Agreement.

61

(d)          At any time that Borrower obtains a replacement Interest Rate Protection Agreement as set forth in clause (c) above, Borrower shall deliver to Lender a legal opinion or opinions from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) in form and substance reasonably acceptable to Lender; provided, however, that a legal opinion shall not be required if Wells Fargo is the Acceptable Counterparty.

(e)          [Intentionally Omitted]

(f)           Any Interest Rate Protection Agreement provided by an Acceptable Counterparty (other than Lender or its Affiliates) shall in no event be secured by the Collateral or any interest therein.

(g)          Notwithstanding anything to the contrary contained in this Section 9.16 or elsewhere in this Agreement, if, at any time, the Loan is converted from a LIBOR Loan to a Base Rate Loan (each, a “LIBOR Conversion”), then within thirty (30) days after such LIBOR Conversion, Borrower shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Protection Agreement (and in connection therewith, but not prior to Borrower taking all the actions described in this clause (g), Borrower shall have the right to terminate any then-existing Interest Rate Protection Agreement). As used herein, “Substitute Interest Rate Protection Agreement” shall mean an interest rate cap agreement that (i) is commonly provided by borrowers to lenders of loans similar to the Loan with similar floating rate indexes, (ii) provides to Lender and Borrower (as determined by Lender in its sole but good faith discretion), for the term of the Substitute Interest Rate Protection Agreement, a hedge against rising interest rates that is no less beneficial to Borrower and Lender than that which was provided by the Interest Rate Protection Agreement being replaced by the Substitute Interest Rate Protection Agreement, (iii) satisfies the requirements set forth in Section 9.16(a) above, (iv) with respect to which Borrower has satisfied the requirements set forth in Section 9.16(b) and (d), and (v) with respect to which the requirements in Section 9.16(c) and (f) shall apply.

From and after the date of any LIBOR Conversion, all references to “Interest Rate Protection Agreement” and “Replacement Interest Rate Protection Agreement” herein (other than in the definition of “Interest Rate Protection Agreement” and the definition of “Replacement Interest Rate Protection Agreement”) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Protection Agreement. Notwithstanding the foregoing, Lender acknowledges and agrees that Borrower shall have the right, in lieu of delivering a new Substitute Interest Rate Protection Agreement to satisfy the foregoing, to modify the then existing Interest Rate Protection Agreement so that it satisfies the conditions set forth in the definition of “Substitute Interest Rate Protection Agreement” herein.

62

9.17         GUARANTOR COVENANTS.

(a)          Guarantor shall maintain, as of the last day of each fiscal quarter of Guarantor, a Net Worth of at least $500,000,000, with the value of Guarantor’s real estate assets in connection with the foregoing Net Worth calculation being adjusted to reflect fair values consistent with GAAP or International Financial Reporting Standards; and

(b)          at any time that a Sweep Guaranty is in effect, Guarantor shall maintain, as of the last day of each fiscal quarter of Guarantor, a maximum leverage ratio of 65% with respect to all of Guarantor’s assets in the aggregate.

Property values in connection with the foregoing leverage ratio calculations shall be calculated using the most recent appraisals ordered by Guarantor or Lender (at Borrower’s sole cost and expense), which appraisals shall be reasonably acceptable to Lender and shall not be more than three years old at the time of such calculation. In addition, the calculation of liabilities in connection with the foregoing Net Worth and leverage ratio calculations shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

9.18         RESTRICTED PAYMENTS. Borrower shall not make a Restricted Payment at any time a Triggering Event (as defined in the Mortgage Loan Agreement), Potential Default or Default has occurred and is continuing.

9.19         Mortgage loan documents. Borrower shall not permit any Mortgage Loan Document to be modified, changed, supplemented, altered or amended without Lender’s prior written consent. Borrower shall provide Lender with copies of all notices and other material correspondence received or sent by Mortgage Borrower in accordance with the Mortgage Loan Documents.

9.20         REA Covenants. Borrower shall and shall cause Mortgage Borrower (a) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under any REA and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder, where the failure to do so would result in a Material Adverse Effect; (b) promptly notify Lender of any material default under any REA of which it has received written notice; (c) [Intentionally omitted]; (d) enforce the performance and observance of all of the material covenants and material agreements required to be performed and/or observed under any REA in a commercially reasonable manner, where the failure to do so would result in a Material Adverse Effect; (e) cause the Property to be operated, in all material respects, in accordance with any REA; and (f) not, without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed (i) enter into any new REA, execute modifications to any then-existing REA or terminate any REA, if such new REA, such modification or such termination will have a Material Adverse Effect, or (ii) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under any REA. Notwithstanding the preceding sentence, Borrower may cause Mortgage Borrower to enter into a modification to the Reciprocal Easement and Cost Sharing Agreement dated as of September 10, 2014, recorded in the Official Records of Los Angeles County, California as Instrument No. 20140962893, as amended, provided that such modification is in the form attached as Exhibit J hereto with no material amendments or modifications thereto.

63

9.21         Co-Ownership Agreement Covenants. Borrower hereby covenants and agrees and shall cause Mortgage Borrower to covenant and agree that:

(a)          Borrower shall not and shall not allow Mortgage Borrower to, without Lender’s prior written consent, amend, modify or materially supplement the Co-Ownership Agreement except (i) to the extent the Loan Documents expressly permit any of the foregoing and (ii) where the same would have no more than a de minimis effect.

(b)          Borrower shall or shall cause Mortgage Borrower to pay all charges and other sums to be paid by Borrower or Mortgage Borrower pursuant to the terms of the Co-Ownership Agreement as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided. After prior written notice to Lender, Borrower, at its own expense, may contest in a commercially reasonable manner (which may include, but shall not require, a contest by appropriate legal proceeding), in good faith and with reasonable diligence considering the nature of the claim, the amount or validity or application in whole or in part of any charges required to be paid or services performed by Borrower pursuant to the Co-Ownership Agreement, provided that (i) no Default has occurred and is continuing; (ii) the Property and no part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iii) the Co-Ownership Agreement will not be in danger of being terminated; and (iv) Borrower shall promptly upon final determination thereof pay the amount of any such charges, together with all costs, interest and penalties which may be payable in connection therewith. Borrower shall not be deemed to be in breach of the first sentence of this Section 9.21(b) (and no Default shall arise by reason thereof) if the payment in question is being contested pursuant to the procedures set forth above.

(c)          Borrower shall or shall cause Mortgage Borrower to (i) comply, in all material respects, with all of the terms, covenants and conditions on Borrower’s part to be complied with pursuant to terms of the Co-Ownership Agreement, and (ii) use commercially reasonable efforts to cause each other Person that is a party to the Co-Ownership Agreement to comply, in all material respects, with all of the terms, covenants and conditions on such Person’s part to be complied with pursuant to terms of the Co-Ownership Agreement where the failure to do so would have a Material Adverse Effect.

(d)          Borrower shall or shall cause Mortgage Borrower to take all actions or use commercially reasonable efforts to cause each other Person that is a party to the Co-Ownership Agreement to take all actions, as may be necessary from time to time to preserve and maintain the Co-Ownership Agreement in accordance with applicable laws, rules and regulations.

(e)          Borrower shall not and shall not cause Mortgage Borrower to, without the prior written consent of Lender, as determined in its sole discretion, take (and hereby assigns to Lender any right it may have to take) any action to terminate, surrender, or accept any termination or surrender of, the Co-Ownership Agreement or the Property. Borrower will or will cause Mortgage Borrower to promptly provide Lender with a copy of all notices of default given or received by it under the Co-Ownership Agreement at the address listed in this Agreement, or any other address which Lender from time to time may provide in writing to it.

64

(f)           Borrower shall not and shall not cause Mortgage Borrower to, without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the appointment of a depository for insurance or condemnation proceeds or exercise any right it may have to grant consent (or withhold its consent) to any request by any party to the Co-Ownership Agreement which request would have an adverse effect on the value or the utility of the Property.

(g)          Except for Permitted Liens, Borrower shall not and shall not cause Mortgage Borrower to assign (other than to Lender) or encumber Property or, except to the extent permitted under the Co-Ownership Agreement and solely to the extent Borrower has a right of consent or approval thereover, permit any other Person to assign or encumber any interests under the Co-Ownership Agreement other than such Person’s separate tenancy-in-common interest therein.

(h)          If Lender, its nominee, designee, successor, or assignee acquires title and/or rights of Mortgage Borrower under the Co-Ownership Agreement by reason of foreclosure of the Deed of Trust, deed in lieu of foreclosure or otherwise, such party shall (x) succeed to all of the rights of and benefits accruing to Mortgage Borrower under the Co-Ownership Agreement, and (y) be entitled to exercise all of the rights and benefits accruing to Borrower under the Co-Ownership Agreement. At such time as Lender shall request, Mortgage Borrower agrees to execute and deliver to Lender such documents as Lender and its counsel may reasonably require in order to insure that the provisions of this section will be validly and legally enforceable and effective against Mortgage Borrower and all parties claiming by, through, under or against Mortgage Borrower.

(i)           Borrower shall not and shall not cause Mortgage Borrower to commence any proceeding or take any action to terminate the Co-Ownership Agreement or partition the tenancy-in-common without the prior written consent of Lender. Borrower hereby waives its right of partition while the Loan is outstanding. The unenforceability of the waiver of the right to partition shall not affect, impair or limit the right of Lender to declare a Default with respect to any partition or action for partition.

9.22         MORTGAGE BORROWER COVENANTS.

Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents whether or not the related Mortgage Loan Document has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender. Borrower shall cause Mortgage Borrower to promptly notify Lender of all notices received by Mortgage Borrower under or in connection with the Mortgage Loan, including, without limitation, any notice by the Mortgage Lender to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed, and deliver to Lender a true copy of each such notice, together with any other consents, notices, requests or other written correspondence between Mortgage Borrower and Mortgage Lender.

65

ARTICLE 10. REPORTING COVENANTS

10.1         FINANCIAL INFORMATION.

(a)          Until such time as the Loan shall have been paid in full, the Borrower shall deliver to Lender, as soon as available, but in no event later than one hundred twenty (120) days after each fiscal year end which shall at all times be a calendar year, a current annual financial statement (including, without limitation, an income and expense statement, a cash flow statement and a balance sheet, together with supporting property schedules) of the Borrower, in form, content, substance and reasonable detail acceptable to Lender. Each such annual financial statement shall be accompanied by a certificate of Borrower stating that each such annual financial statement is true, correct, accurate, and complete and presents fairly the financial condition and results of the operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP or International Financial Reporting Standards. In addition to the foregoing, Borrower shall deliver to Lender as soon as available but no later than ninety (90) days after the closing date of each fiscal quarter, a quarterly financial statement (including, without limitation, an income and expense statement, a cash flow statement and a balance sheet), accompanied by a certificate of Borrower stating that each such quarterly financial statement is true, correct, accurate, and complete and presents fairly the financial condition and results of the operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP or International Financial Reporting Standards. Within sixty (60) days after the closing date of each fiscal quarter, the Borrower shall deliver an operating statement for the Property, a rent roll for the previous fiscal quarter, copies of Leases executed during the previous fiscal quarter, and a DSCR Certificate for the purposes of determining whether any prepayment, delivery of collateral or other action may be required pursuant to Sections 9.13(a) – (c) hereof. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with GAAP or International Financial Reporting Standards, consistently applied. In addition, the Borrower shall provide to Lender, not later than thirty (30) days prior to the fiscal year end, operating and capital budgets for the Property and Improvements for the next calendar year, which budgets shall show projected Gross Operating Income, Operating Expenses and capital expenditures, each on a monthly basis.

66

(b)          Guarantor Reporting. Until such time as the Loan shall have been paid in full, the Guarantor shall deliver to Lender, as soon as available, but in no event later than one-hundred twenty (120) days after each fiscal year end, which shall end as of the last day of a calendar quarter, a current annual financial statement (including, without limitation, an income and expense statement, a cash flow statement and a balance sheet, together with supporting property schedules) of Guarantor, audited by a Big Four accounting firm (or such other firm as may be reasonably acceptable to Lender), in form, substance and detail as is reasonably acceptable to Lender. Each annual financial statement shall be accompanied by a certificate of Guarantor stating that each such annual financial statement is true, correct, accurate, and complete and presents fairly the financial condition and results of the operations of Guarantor and has been prepared in accordance with GAAP or International Financial Reporting Standards as of the date of the applicable financial report. In addition to the foregoing, the Guarantor shall deliver to Lender as soon as available but no later than ninety (90) days after the closing date of each fiscal quarter, a quarterly financial statement (including, without limitation, an income and expense statement, a cash flow statement and a balance sheet), in form, substance and detail reasonably acceptable to Lender, accompanied by a certificate of Guarantor stating that each such quarterly financial statement is true, correct, accurate, and complete and presents fairly the financial condition and results of the operations of Guarantor and has been prepared in accordance with GAAP or International Financial Reporting Standards as of the date of the applicable financial report. Concurrently with delivery of the annual and quarterly financial statements referred to above, the Guarantor shall deliver a compliance certificate setting forth in reasonable detail the calculation of the Guarantor’s Net Worth for such fiscal quarter (or in the case of the annual financial statements, the last fiscal quarter of such fiscal year). Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with GAAP or International Financial Reporting Standards as of the date of the applicable financial report, consistently applied.

(c)          Certificate of Borrower and Guarantor. Together with each delivery of any financial statement pursuant to Section 10.1(a) or Section 10.1(b), Borrower or Guarantor, as applicable, shall provide the certificate of a financial officer or other authorized signatory that such person has reviewed the terms of this Agreement and the other Loan Documents, and has made a review in reasonable detail of the transactions and condition of Borrower or the Guarantor, as applicable, during the accounting period covered by financial statements as he or she deems appropriate with respect to the giving of such certificate, and that such review has not disclosed the existence during or at the end of such accounting period, and that such person does not have knowledge of the existence of any condition or event which constitutes a Default or a material Potential Default as of the date of such certificate, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.

(d)          Other Information. Promptly upon Lender’s request, Borrower shall provide such other information (including but not limited to leasing status reports) as Lender may reasonably require. In addition to all of the aforementioned documents, Borrower shall deliver to Lender, as soon as available, all documents, reports and statements provided to the Mortgage Lender by Mortgage Borrower in connection with the Mortgage Loan and/or the Property and Improvements.

67

(e)          Budget. For the partial year period commencing on the Effective Date, and for each fiscal year thereafter, the Borrower shall submit to the Lender an Annual Budget for the Property not later than thirty (30) days prior to the commencement of such fiscal year in form reasonably satisfactory to the Lender (in the same form as submitted for approval to Mortgage Lender). Borrower shall provide Lender with prompt notice upon becoming aware of any failure of the Guarantor to be in compliance with the financial covenants set forth in Section 9.17. From and after the occurrence of a Triggering Event and until a Triggering Event Termination, such Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, after it has been approved in writing by the Lender shall be hereinafter referred to as an “Approved Annual Budget”). So long as no Triggering Event has occurred and is continuing, such Annual Budget shall not be subject to Lender’s approval, and shall be deemed to be an Approved Annual Budget for the purposes of this Agreement until the occurrence of a Triggering Event. Upon the occurrence of a Triggering Event, Borrower shall provide to Lender (within five (5) Business Days after the occurrence of such Triggering Event) an Annual Budget for the remainder of the then-current fiscal year, and such Annual Budget shall not be deemed to be an Approved Budget until approved by Lender in its reasonable discretion. These approval provisions will then apply until a Triggering Event Termination. In the event that the Lender objects to a proposed Annual Budget (or a modification to an Approved Annual Budget) submitted by the Borrower for approval, the Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and the Borrower shall promptly revise such Annual Budget and resubmit the same to the Lender. The Lender shall advise the Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until the Lender approves the Annual Budget. Failure of Lender to object to an Annual Budget within the time frames described above shall be deemed to be approval of such Annual Budget as an Approved Annual Budget; provided the Borrower’s request states prominently in bold capital letters that Lender’s failure to respond with such time period may result in deemed consent or approval.

10.2         BOOKS AND RECORDS. The Borrower shall maintain complete books of account and other records for the Collateral, the Property and Improvements and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior notice. Borrower shall be obligated to reimburse the Lender for its costs and expenses incurred in connection with the exercise of their rights under this Section while a Default exists.

10.3         INTENTIONALLY DELETED.

10.4         INTENTIONALLY DELETED.

10.5         INTENTIONALLY DELETED.

10.6         KNOWLEDGE OF DEFAULT; ETC. The Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Lender the occurrence of any Default.

10.7         LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION. The Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Lender, (i) the institution of, or threat in writing of, any material proceeding against or affecting Borrower, Mortgage Borrower, the Collateral or the Property, including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any proceeding already disclosed, which, in either case, has a Material Adverse Effect, which notice shall contain such information as may be reasonably available to Borrower or Mortgage Borrower to enable Lender and its counsel to evaluate such matters.

10.8         intentionally omitted.

68

ARTICLE 11. DEFAULTS AND REMEDIES

11.1         DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement, the other Loan Documents and the Guaranty:

(a)          Monetary. Borrower’s failure to pay when due any sums payable under Section 2.6(a); or

(b)          Other Monetary. Borrower’s failure to pay when due any sums payable under this Agreement, the Hazardous Materials Indemnity, the Note, Agreement and any of the other Loan Documents other than those set forth in Section 11.1(a) and such failure continues for five (5) Business Days after written notice by Lender; or

(c)          Performance of Obligations. Any Borrower’s or Guarantor’s failure to perform in any material respect any obligation (other than those specified in clauses (a) and (b), and clauses (d) through (o) of this Section 11.1) that it is required to perform under any of the Loan Documents or the Guaranty and the continuance of such failure for thirty (30) days after written notice thereof from Lender; provided, however, other than with respect to a failure to deliver any documents or information to the Lender which Borrower or the Guarantor is required to under the Loan Documents or the Guaranty, if such failure cannot be cured by Borrower or Guarantor, as the case may be, within such thirty (30) day period with reasonable diligence, then said thirty (30) day period shall be extended for such additional time period as Borrower or Guarantor shall require to cure the same, provided that such party commences to cure within such thirty (30) day period and thereafter continues with reasonable diligence to cure the same, but in no event shall such additional period exceed ninety (90) days; or

(d)          Liens, Material Damage. (i) Subject to Borrower’s right to contest as provided in the second proviso of Section 4.4, if the Property becomes subject to any mechanic’s, materialman’s or other Lien, except a Permitted Lien, and such Lien is not discharged (by payment or bonding) within forty five (45) days after Borrower obtains knowledge of such Lien, or (ii) any material damage to, or loss, theft or destruction of, any Collateral, or the Property whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, or, if such event is not covered by business interruption insurance, for ninety (90) consecutive days, the cessation or substantial curtailment of revenue producing activities of Borrower or Mortgage Borrower, but only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

69

(e)          Representations and Warranties. The material breach of any representation or warranty of Borrower or the Guarantor in any of the Loan Documents or the Guaranty or in any report, certificate, financial statement or other document prepared or certified by Borrower or Guarantor and furnished pursuant to or in connection with this Agreement or any other Loan Documents or the Guaranty, provided that in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within thirty (30) days, Borrower or Guarantor, as the case may be, shall have thirty (30) days from the date of Lender’s delivery of notice of the breach in which to cure the breach; however, if such breach has not or would not reasonably be likely to cause a Material Adverse Effect and such breach cannot be cured by Borrower or Guarantor, as the case may be, within such thirty (30) day period with reasonable diligence, then said thirty (30) day period shall be extended for such additional time period as Borrower or Guarantor, as the case may be, shall require to cure the same, provided that such party commences such cure within such thirty (30) day period and thereafter continues with reasonable diligence to cure the same, but in no event shall such additional period exceed sixty (60) days; or

(f)           Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower or Mortgage Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower or Mortgage Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower or Mortgage Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or Mortgage Borrower or any of its property; or

(g)          Involuntary Bankruptcy. The failure of Borrower or Mortgage Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or Mortgage Borrower or in any way restrains or limits Borrower, Lenders regarding the Loan, the Collateral, the Property or the Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or ninety (90) days after the date of filing of such involuntary petition; or

(h)          Partners; Guarantors. The occurrence of any of the events specified in Section 11.1(f) or Section 11.1(g) as to Guarantor; or

(i)           Transfer. The occurrence of any Transfer other than a Permitted Transfer, Permitted Lien or Permitted Easement without the prior written consent of Lender; or

(j)           Loss of Priority. The failure at any time of the UCC Financing Statements to be a valid first lien on the Collateral or any portion thereof, other than as a result of any termination of the UCC Financing Statements with respect to all or any portion of the Collateral pursuant to the terms and conditions of this Agreement; or

(k)          Revocation of Loan Documents. Borrower or Guarantor shall disavow, revoke or terminate the Guaranty, or any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Guaranty; or

(l)           Interest Rate Protection Agreement. If any of the following events shall occur: (1) the occurrence of a default by Mortgage Borrower or Borrower, which default shall continue beyond the applicable notice and grace period, under any Interest Rate Protection Agreement now or hereafter entered into by Mortgage Borrower or Borrower, including, without limitation, the Swap Contract (as defined in the Mortgage Loan Agreement); or (2) without limitation to the provisions of the preceding clause (1), the failure of the Borrower to comply with its obligations under Section 9.16(c) within the time periods proscribed therein; or

70

(m)         Judgment. One or more final, non-appealable judgment or judgments are entered against the Borrower or the Mortgage Borrower in an aggregate amount greater than $3,500,000 which is not paid, bonded or otherwise satisfied in full within ninety (90) days following the date such judgment was entered; provided, however that any such judgment shall not be a Default under this Section 11.1(m) if and for long as (i) the amount of such judgment is covered by a valid and binding policy of insurance between the defendant and an insurer (such insurer meeting the rating requirement set forth in Section 5.2(b) hereof), covering payment thereof and (ii) the insurer has been notified of and has not disputed the claim made for payment of, the amount of such judgment, provided, further, however, that if any such judgment shall constitute a Lien on the Property, the provisions of Section 11.1(d) shall apply; or

(n)          Guaranties. The occurrence of a default under the Guaranty or the Hazardous Materials Indemnity Agreement, beyond any applicable notice and cure period set forth therein, if any; or

(o)          Mortgage Loan. A Mortgage Loan Default shall occur, and shall not have been cured by Mortgage Borrower, or if Mortgage Borrower enters into or otherwise suffers or permits any amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Mortgage Loan Document without the prior written consent of Lender; or

(p)          Guarantor Financial Covenants. Either (i) the Guarantor shall at any time fail to comply with the financial covenants set forth in Section 9.17(a) or (ii) the Guarantor shall at any time fail to comply with the financial covenants set forth in Section 9.17(b) and, in connection with the resultant Sweep Guaranty Termination Event, Borrower fails to comply with its obligations set forth in Section 8.5(c) of this Agreement; or

(q)          Co-Ownership Agreement. If Borrower or Mortgage Borrower defaults under the Co-Ownership Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder which such default results in a Material Adverse Effect or if the Co-Ownership Agreement is canceled, terminated or surrendered or expires pursuant to its terms, unless in such case Borrower or Mortgage Borrower shall within thirty (30) days thereafter cause the Co-Ownership Agreement to be reinstated or continued, as the case may be; or

(r)           Partition. If Borrower or Mortgage Borrower any other Person commences any proceeding or takes any action to terminate the Co-Ownership Agreement or partition the tenancy-in-common described therein without the prior written consent of Lender and, if a Person other than Borrower or Mortgage Borrower, the same is not dismissed within ninety (90) days of its commencement; or

(s)          Breach of Sanctions Provisions. The failure of any representation or warranty of Borrower, or Borrower’s failure to perform or observe any covenant, contained in either of those Sections of this Agreement entitled “Anti-Corruption Laws and Sanctions” or “Compliance With Anti-Corruption Laws and Sanctions”; or

71

(t)           Money Laundering. The (i) conviction of Mortgage Borrower, Borrower, Sponsor, Guarantor, BPO or any Sponsor BFP Subsidiary, or any officer or director thereof, on any charge of violating any Anti-Money Laundering Laws, or (ii) indictment, arraignment or custodial detention of Mortgage Borrower, Borrower, Sponsor, Guarantor, BPO or any Sponsor BFP Subsidiary, or any officer or director thereof, on any charge of violating any Anti-Money Laundering Laws, to the extent such indictment, arraignment or custodial detention is reasonably expected to, in the opinion of Lender, result in a Material Adverse Effect or to subject Lender to liability by any Governmental Authority.

Notwithstanding the foregoing, in no event shall any Default result from Borrower’s failure to pay any amount if both (i) Lender is expressly obligated pursuant to the terms of the Loan Documents to release funds to Borrower to pay such amount and (ii) Lender breaches, and continues to be in breach of, such obligation.

11.2         ACCELERATION UPON DEFAULT; REMEDIES.

(a)          Automatic Acceleration. Upon the occurrence of a Default specified in Sections 11.1(f) or 11.1(g), the principal of, and all accrued interest on, the Loan and the Note at the time outstanding, and all of the other Obligations of Borrower, including, but not limited to, the other amounts owed to Lender under this Agreement, the Note or any of the other Loan Documents shall become immediately and automatically due and payable by Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower.

(b)          Acceleration. If any other Default shall exist, the Lender may declare the principal of, and accrued interest on, the Loan and the Note at the time outstanding and all of the other Obligations, including, but not limited to, the other amounts owed to the Lender under this Agreement, the Note or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower.

(c)          Loan Documents. The Lender may exercise any and all of its rights under any and all of the other Loan Documents. Upon any such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Accounts to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan shall terminate.

(d)          Appointment of Receiver. To the extent permitted by Applicable Law while a Default is continuing, the Lender shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral, and/or the business operations of the Borrower and to exercise such power as the court shall confer upon such receiver.

72

(e)          Marshaling. The Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Lender and the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(f)           Remedy Procedures.

(i)          Nothing contained herein or in any other Loan Document shall be construed as requiring the Lender to resort to the Property or any other Collateral for satisfaction of the Obligations in preference or priority to any other Collateral, and Lender may seek satisfaction out of the Property or all of the other Collateral or any part thereof, in its absolute discretion in respect of the Obligations. The Lender shall have the right to foreclose on the Pledge Agreement in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by the Lender its sole discretion. The Borrower hereby absolutely and irrevocably appoints the Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof.

(ii)         Without limitation to the foregoing, upon the occurrence and during the continuance of a Default, Lender shall have the right to institute a proceeding or proceedings for the foreclosure of the Pledge Agreement whether by court action, power of sale or otherwise, under any applicable provision of law, for all or any part of the Obligations, and the lien and the security interest created by the Pledge Agreement shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding.  Lender shall be permitted to enforce payment and performance of the Obligations and exercise any and all rights and remedies under the Loan Documents, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Lender, in its sole discretion, in the State or county in which the Property is located.  Any and all sums received by Lender in connection with the enforcement of the Pledge Agreement shall be applied to the Obligations in such order and priority as Lender shall determine, in its sole discretion.

(g)          Order of Payments. If a Default exists and maturity of any of the Obligations has been accelerated or the Maturity Date has occurred, all payments received by the Lender under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in such order and priority as Lender shall determine, in its sole discretion.

11.3         DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payments. The Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

73

11.4         COSTS OF ENFORCEMENT; REPAYMENT OF FUNDS ADVANCED. All costs of enforcement and collection (including reasonable attorneys’ fees and expenses) and any other funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable by the Borrower to Lender upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

11.5         RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

11.6         INTENTIONALLY OMITTED.

ARTICLE 12. THE LENDER

12.1         Reimbursement for Protective Advances. Lender may make, and shall be reimbursed in full by Borrower for, protective advances with respect to any amounts owed by Borrower in connection with the Collateral, or any amounts owed by Mortgage Borrower in connection with the Property and Improvements, including, among other things, payments required by Mortgage Borrower under the Mortgage Loan in connection with the Property, including Property Taxes, assessments and governmental charges or levies imposed upon the Property or Improvements, and amounts expended to pay insurance premiums for policies of insurance related to such Property, subject to any applicable Mortgage Borrower right to contest such item as set forth in the Mortgage Loan Documents. The Borrower agrees to pay on demand all Protective Advances.

12.2         SETOFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Lender and such Participant is hereby authorized by the Borrower, at any time or from time to time while a Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Lender and the Lender exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender, any affiliate of Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loan and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured.

74

ARTICLE 13. MISCELLANEOUS PROVISIONS

13.1         INDEMNITY. The Borrower hereby agrees to defend, indemnify and hold harmless the Lender, its respective directors, officers, employees, agents, successors and assigns (in their capacities as such) from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and reasonable legal fees or other expenses (including, without limitation, attorneys’ fees and expenses) which Lender may incur as a direct consequence of: (a) the purpose to which Borrower applies the Loan proceeds; (b) the failure of Borrower or guarantor to perform any obligations as and when required by this Agreement, any of the other Loan Documents or any Other Related Document; (c) any failure at any time of Borrower’s representations or warranties to be true and correct; or (d) any act or omission by Borrower, constituent partner or member of Borrower, any contractor, subcontractor or material supplier, engineer, architect or other person or entity with respect to the Property. Borrower shall pay to Lender within ten (10) days after demand thereof any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the loan. Borrower’s duty and obligations to defend, indemnify and hold harmless the Lender shall survive cancellation of the notes.

13.2         FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

13.3         NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.

13.4         NOTICES. All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing, shall be delivered by hand or overnight courier service (with a reputable overnight courier service), or mailed by certified or registered mail, return receipt requested, and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery, or (a) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified or (b) if sent by hand or overnight courier service, upon the first to occur of receipt or one (1) Business Day after being deposited with the courier service; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Borrower shall forward to Lender, without delay, copies of all notices, letters and other communications delivered to the Property, Mortgage Borrower or Mortgage Lender in connection with the Mortgage Loan or the Mortgage Loan Documents.

75

13.5         ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate in its reasonable judgment to protect Lenders’ interest under any of the Loan Documents or Other Related Documents; provided, that prior to a Default, Lender shall give Borrower at least five (5) Business Days’ notice before exercising such power of attorney and no such action taken shall increase Borrower’s obligations or liabilities hereunder.

13.6         ACTIONS. The Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend, as is appropriate to protect its interest in the Collateral or to prevent a Material Adverse Effect, any action or proceeding purporting to affect the Property, the Improvements, the Loan Documents or the Other Related Documents and Borrower shall, within ten (10) days after demand, reimburse Lender for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

13.7         RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

13.8         DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

13.9         ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan.

13.10      IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States Dollars, in immediately available funds.

76

13.11      AMENDMENTS AND WAIVERS.

(a)          Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lender may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender, and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)          Amendment of Lender’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Lender shall affect the rights or duties of the Lender under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

13.12      SUCCESSORS AND ASSIGNS.

(a)          Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lender.

77

(b)          Participations. Lender may at any time grant to an affiliate of Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitments or the Obligations owing to Lender. Except as expressly stated herein, no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Any agreement pursuant to which Lender may grant such a participating interest shall provide that Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to Lender, (iii) reduce the rate at which interest is payable thereon, (iv) release any Collateral (except as expressly provided in the Loan Documents) or (v) release Guarantor from any liability under the Guaranty (except as expressly provided in the Loan Documents). An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). A Participant, through the applicable participating Lender, shall be entitled to the benefits of Section 2.11 in the same manner as if it were an Assignee so long as such Participant shall have complied with the requirements of Section 2.11, and, provided, further, that no Participant shall be entitled to receive any greater amount pursuant to Section 2.11 than the participating Lender would have been entitled to receive with respect to the direct or indirect participation sold to the Participant (and without duplication of amounts payable to such participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans, Commitments or other obligations under any Loan Document from time to time (the "Participant Register"). The obligations of Borrower under the Loan Documents are registered obligations within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations and any other relevant or successor provisions of the Internal Revenue Code or such regulations (and shall be construed as such) and the right, title and interest of each Participant in and to such obligations shall be transferable only upon notation of such transfer in the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c)          Assignments. Lender may at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes. Upon the consummation of any such assignment, Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender and the Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee and such transferor Lender, as appropriate, and shall update Schedule I attached hereto. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower, or any of its respective affiliates or Subsidiaries. Lender, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and Lender at any time and from time to time upon reasonable prior notice. The obligations of Borrower under the Loan Documents are registered obligations and the right, title and interest of Lender and its Assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register. This Section 13.12(c) shall be construed so that such obligations are at all times maintained in “registered from” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).

78

(d)          Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligation thereunder.

(e)          Information to Assignee, Etc. A Lender may furnish any information concerning the Borrower, any subsidiary or any other Loan Party in the possession of Lender from time to time to Assignees and Participants (including prospective Assignees and Participants). In connection with such negotiation, execution and delivery, Borrower authorizes Lender to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

(f)          Intentionally Omitted.

13.13      STAMP, INTANGIBLE AND RECORDING TAXES.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar Taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such Taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Note and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Note or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Note or any of the other Loan Documents.

13.14      LENDER’S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender, and with respect to any determination that is in the sole discretion of Lender, shall be final and conclusive absent manifest error, in the case of numerical calculations.

79

13.15      LENDER. Upon the occurrence and during the continuance of a Default, Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement, any of the other Loan Documents and Other Related Documents (acknowledging that Lender shall not engage such parties to perform ministerial services which Lender performs on a routine basis). Any reference to Lender in any of the Loan Documents or Other Related Documents shall include Lender’s, agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

13.16      TAX SERVICE. Lender, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property, Collateral and Improvements satisfactory to Lender.

13.17      WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

13.18      SEVERABILITY. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.19      TIME. Time is of the essence of each and every term of this Agreement.

13.20      HEADINGS. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

80

13.21      GOVERNING LAW.

(a)          THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER AND LENDERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. BORROWER ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT AND ALL OF THE OBLIGATIONS ARISING HEREUNDER, AND UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)          BORROWER HEREBY CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE COUNTY AND STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. BORROWER FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE COUNTY AND STATE IN WHICH ANY OF THE PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH PROPERTY. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN SECTION 13.4 HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS AND/OR PURSUANT TO THE LAST PARAGRAPH HEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION.

81

(c)          PROCESS MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS REFERRED TO ABOVE.

13.22      USA PATRIOT ACT NOTICE; COMPLIANCE.

The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties, to provide to Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

13.23      INTEGRATION; INTERPRETATION. The Loan Documents and Other Related Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

13.24      JOINT AND SEVERAL LIABILITY. The liability of the Borrower and all other persons and entities obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Lender, shall be joint and several.

13.25      COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.26      LIMITED RECOURSE. The members and other direct or indirect owners of Borrower and their officers, directors, partners, members, shareholders, principals, managers, trustees, agents and affiliates (collectively, “Borrower Related Parties”) shall have no personal liability for and none of their assets shall be subject to a claim arising out of the obligations of Borrower hereunder or under any of the other Loan Documents or otherwise with respect to the Loan and the Loan Documents (other than the Guaranty and the Hazardous Materials Indemnity Agreement, in each case, to the extent that any such Borrower Related Party is a party thereto, and as more particularly set forth in such documents).

82

13.27      REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its respective agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or its respective agents, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

13.28      CONFLICTS. In the event of any conflict between the terms of this Agreement and the terms of the other Loan Documents and the Other Related Documents, the terms of this Agreement shall prevail.

13.29      CONSTRUCTION OF DOCUMENTS. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement and the other Loan Documents and that this Agreement and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

13.30      ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each Lender acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

83

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

13.31      INTERCREDITOR AGREEMENT.

(a)          Lender and Mortgage Lender are or will be parties to the Intercreditor Agreement memorializing their relative rights and obligations with respect to the Mortgage Loan, the Loan, Mortgage Borrower, Borrower, the Collateral and the Property. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mortgage Lender and (ii) Borrower and Mortgage Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrower or Mortgage Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

(b)          In the event Lender is required pursuant to the terms of the Intercreditor Agreement to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Property previously received by Lender on account of the Loan to the Mortgage Lender, then Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

13.32      MORTGAGE LOAN DEFAULTS.

(a)          Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any default under the Mortgage Loan Documents or if Mortgage Lender asserts that Mortgage Borrower has defaulted in the performance or observance of any term, covenant or condition of the Mortgage Loan Documents (whether or not the same shall have continued beyond any applicable notice or grace periods, whether or not Mortgage Lender shall have delivered proper notice to Mortgage Borrower, and without regard to any other defenses or offset rights Mortgage Borrower may have against Mortgage Lender), Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Mortgage Borrower, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Alternate Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within two (2) Business Days following demand therefor.

84

(b)          Borrower hereby grants, and shall cause Mortgage Borrower to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 13.34. Borrower shall not, and shall not cause or permit Mortgage Borrower or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.

(c)          Borrower hereby indemnifies Lender from and against all out-of-pocket liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. Lender shall have no obligation to Borrower, Mortgage Borrower or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall cause Mortgage Borrower to not impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Mortgage Loan.

(d)          If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender to Mortgage Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

(e)          Any default under the Mortgage Loan which is cured by Lender, whether or not such cure is prior to the expiration of any applicable grace, notice or cure period under the Mortgage Loan Documents, shall constitute an immediate Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement unless Borrower (x) reimburses Lender for reasonable all costs and expenses incurred by Lender in connection with such cure and (y) otherwise cures such default and/or Mortgage Lender accepts the cure of such default, in the case of each of (x) and (y) prior to the expiration of any notice, grace or cure period provided under the Mortgage Loan Documents.

(f)           In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property and Mortgage Borrower in addition to all other rights Lender may have under the Loan Documents or applicable law.

85

13.33      DISCUSSIONS WITH MORTGAGE LENDER.

In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Property, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or any other Loan Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

86

IN WITNESS WHEREOF, Borrower, and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

RVP MEZZ DEBT 1 LLC, a Delaware limited

liability company

By: Regency Vista Park, LLC, a Delaware

limited liability company, its initial sole member

By:	/s/ Robert Smith
Name:	Robert Smith
Title:	Vice President

Lender’s Address:

RVP Mezz Debt 1 LLC

c/o J.P. Morgan Investment Management, Inc.

270 Park Avenue, 7th Floor

New York, New York 10017

Attention: Candace D. Chao

and

RVP Mezz Debt 1 LLC

c/o J.P. Morgan Investment Management, Inc.

2029 Century Park E. Suite 4150

Los Angeles, California 90067

Attention: Steven Zaun

with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attn: Diana Brummer, Esq.

[Signature Page to Mezzanine Loan Agreement]

“BORROWER”

EYP MEZZANINE, LLC, a Delaware limited
liability company

By:	/s/ Jason Kirschner
Name:	Jason Kirschner
Its:	Senior Vice President, Finance

Borrower’s Address:

EYP Mezzanine, LLC

c/o Brookfield Properties, Inc.

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: Jason Kirschner

with a copy to:

EYP Mezzanine, LLC

c/o Brookfield Properties, Inc.

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: General Counsel

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Steven Wilner

[Signature Page to Mezzanine Loan Agreement]

Schedule I – Pro Rata Shares

Lender	Commitment	Pro Rata Share

RVP MEZZ DEBT 1 LLC	$35,000,000.00	100%

TOTALS	$35,000,000.00	100%

Schedule I-1

Schedule II – Existing Leases/Rent Rolls

(See attached)

Schedule II-1

Schedule III – Litigation Disclosure

None

Schedule III-1

Schedule IV – Environmental Reports

Phase I Environmental Site Assessment, Ernst & Young Plaza, EBI Project No. 1118000209, January 26, 2018, EBI Consulting

Schedule IV-1

Schedule V – REA’s

Amended and Restated Owners’ Operating and Reciprocal Easement Agreement, by and among South Figueroa Plaza Associates (as successor-in-interest to Seventh Street Plaza Associates), the Community Redevelopment Agency of the City of Los Angeles, California and PPLA Plaza Limited Partnership, dated June 20, 1986, and recorded in the Recorder’s Office of Los Angeles County, California as document 87-885291

Reciprocal Easement and Cost Sharing Agreement, dated September 10, 2014 executed by EYP Realty, LLC, a Delaware limited liability company, BOP FIGat7th LLC, a Delaware limited liability company and BOP FIGat7th Parking LLC, a Delaware limited liability company, and recorded September 11, 2014 as Instrument No. 2014-0962893, of Official Records.

Schedule V-1

Schedule VI – Lease Disclosures

[See attached]

Schedule VI-1

EXHIBIT A

DESCRIPTION OF PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 1, 2 AND 4 OF TRACT 71804, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 1379 PAGES 42 TO 48 INCLUSIVE OF MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL MINERALS, GAS, OIL, PETROLEUM, NAPTHA AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER THAT PORTION OF SAID LAND, INCLUDED WITHIN THAT PORTION OF THE JACKINS TRACT IN BOOK 2 PAGE 71 OF MAPS, DESCRIBED AS FOLLOWS:

LOT 16 AND THE EASTERLY 10 FEET OF LOT 17 TOGETHER WITH THAT PORTION OF SAID LAND WHICH WOULD PASS BY OPERATIONS OF LAW WITH THE CONVEYANCE OF SAID LOT 16 AND THE EASTERLY 10 FEET OF LOT 17 TOGETHER WITH ALL NECESSARY AND CONVENIENT RIGHTS TO EXPLORE FOR, DEVELOP, PRODUCE, EXTRACT AND TAKE THE SAME INCLUDING THE EXCLUSIVE RIGHT TO DIRECTIONALLY DRILL INTO AND THROUGH SAID LAND FROM OTHER LANDS AND INTO THE SUBSURFACE OR OTHER LANDS, SUBJECT TO THE EXPRESS LIMITATIONS THAT ANY AND ALL OPERATIONS FOR THE EXPLORATION, DEVELOPMENT, PRODUCTION, EXTRACTION AND TAKING OF ANY OF SAID SUBSTANCES SHALL BE CARRIED ON AT LEVELS BELOW THE DEPTH OF 500 FEET FROM THE SURFACE OF THE ABOVE DESCRIBED PROPERTY BY MEANS OF MINES, WELLS, DERRICKS, AND/OR OTHER EQUIPMENT FROM THE SURFACE LOCATIONS ON ADJOINING OR NEIGHBORING LAND LYING OUTSIDE OF THE ABOVE DESCRIBED PROPERTY AND SUBJECT FURTHER TO THE EXPRESS LIMITATIONS THAT THE FOREGOING RESERVATIONS SHALL IN NO WAY BE INTERPRETED TO INCLUDE ANY RIGHTS OF ENTRY IN AND UPON THE SURFACE OF THE ABOVE DESCRIBED STRIP OF LAND, AS RESERVED BY MARY E. MC KENNEY, A MARRIED WOMAN ALSO KNOWN AS MARY ELIZABETH MC KENNEY, IN DEED RECORDED SEPTEMBER 24, 1968 AS INSTRUMENT NO. 560.

EXCEPT FROM SAID LOT, ALL OIL, GAS, AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CENTRAL BUSINESS DISTRICT REDEVELOPMENT PROJECT AREA AS RECORDED IN BOOK M5077 PAGE 558 OF LOS ANGELES COUNTY RECORDS, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN DEED RECORDED JUNE 7, 1982 AS INSTRUMENT NO. 82-576233.

Exhibit A-1

PARCEL 2:

EASEMENTS FOR PARKING, INGRESS AND EGRESS FOR PEDESTRIANS AND AUTOMOBILES, UTILITIES, SUPPORT, CONSTRUCTION, LOADING DOCKS, ENCROACHMENTS AND OTHER MATTERS UPON THE TERMS AND CONDITIONS CONTAINED IN AND AS PROVIDED IN THAT CERTAIN AMENDED AND RESTATED OWNERS' OPERATING AND RECIPROCAL EASEMENT AGREEMENT BY AND AMONG SEVENTH STREET PLAZA ASSOCIATES, THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, AND PPLA PLAZA LIMITED PARTNERSHIP, DATED JUNE 20, 1986 AND RECORDED JUNE 04, 1987 AS INSTRUMENT NO. 87-885291, OFFICIAL RECORDS, SAID AGREEMENT BEING AMENDED BY AMENDMENT NO. 1 TO AMENDED AND RESTATED OWNERS' OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED DECEMBER 5, 1990, BY AND BETWEEN PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP AND SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, RECORDED DECEMBER 21, 1990 AS INSTRUMENT NO. 90-2108281,AND RE-RECORDED APRIL 30, 1991 AS INSTRUMENT NO. 91-619078, BOTH OF OFFICIAL RECORDS, AND BY AMENDMENT NO. 2 TO AMENDED AND RESTATED OWNERS' OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED JANUARY 1, 1993, BY AND AMONG PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, AND THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, RECORDED JANUARY 30, 1995 AS INSTRUMENT NO. 95-150496, OFFICIAL RECORDS.

PARCEL 3:

EASEMENTS FOR PEDESTRIAN INGRESS AND EGRESS, ENCROACHMENTS, CONSTRUCTION, UTILITIES AND SUPPORT, LOADING DOCK, PARKING TURNAROUND, ACCESS, MAINTENANCE, REPAIR, RESTORATION AND REPLACEMENT, AND CONDENSED WATER AND OTHER MATTERS UPON THE TERMS AND CONDITIONS CONTAINED IN AND AS PROVIDED IN THAT CERTAIN RECIPROCAL EASEMENT AND COST SHARING AGREEMENT BY AND AMONG EYP REALTY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, BOP FIGAT7TH LLC, A DELAWARE LIMITED LIABILITY COMPANY AND BOP FIGAT7TH PARKING LLC, A DELAWARE LIMITED LIABILITY COMPANY, DATED SEPTEMBER 10, 2014, AND RECORDED ON SEPTEMBER 11, 2014 AS INSTRUMENT NO. 2014-0962893 OF OFFICIAL RECORDS.

PARCEL 4:

AN UNDIVIDED 28.25 PERCENT INTEREST IN AND TO LOT 4 OF AMENDED TRACT 32622, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 1098 PAGE 83 TO 86 INCLUSIVE OF MAPS THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOT 4, ALL OIL, GAS, AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFTS OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CENTRAL BUSINESS DISTRICT REDEVELOPMENT PROJECT AREA AS RECORDED IN BOOK M5077 PAGE 558 OF OFFICIAL RECORDS COUNTY RECORDER, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN DEED RECORDED JUNE 7, 1982 AS INSTRUMENT NO. 82-576233.

PARCEL 5:

LOT 7 OF AMENDED TRACT 32622, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 1098 PAGES 83 TO 86 INCLUSIVE OF MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Exhibit A-2

EXHIBIT B – DOCUMENTS

1.          Loan Documents. The documents listed below in this Section 1 and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1          This Agreement.

1.2          Mezzanine Promissory Note dated as of the Closing Date, even date herewith or such other date, as applicable, in the aggregate principal amount of $35,000,000 made by Borrower payable to the Lender in the amounts set forth on Schedule I.

1.3          Pledge and Security Agreement dated as of the Closing Date executed by Borrower and Lender as hereafter amended, supplemented, replaced or modified.

1.4          UCC Financing Statements

1.5          Mezzanine Subordination of Management Agreement dated as of the Closing Date, executed by Borrower as hereafter amended, supplemented, replaced or modified

2.          Other Related Documents (Which Are Not Loan Documents):

2.1          Mezzanine Hazardous Materials Indemnity Agreement (Unsecured) dated as of the Closing Date, executed by Borrower and Guarantor as hereafter amended, supplemented, replaced or modified.

2.2          Mezzanine Limited Guaranty dated as of the Closing Date, executed by Guarantor as hereafter amended, supplemented, replaced or modified.

2.3          The Opinion Letter of Iaffaldano, Shaw & Young LLP, Counsel to Borrower and Guarantor, dated as of the date hereof.

2.4          The Opinion Letter of Cleary Gottlieb Steen & Hamilton LLP Counsel to Borrower and Guarantor, dated of the date hereof.

2.5          Officer’s Certificates and Certificates of Incumbency delivered by Borrower and Guarantor in connection with the original closing and the closing of this Agreement.

2.6          Corporate Resolutions authorizing execution of the Loan Documents, the Guaranties and the Indemnities dated as of the Original Closing Date and/or even date herewith, as applicable.

2.7          The organizational documents of Borrower and Guarantor, including, without limitation, limited liability company agreements, partnership agreements, certificates of incorporation, limited partnership certificates, by-laws and other similar documents and instruments.

Exhibit B-1

EXHIBIT D – Intentionally Omitted

Exhibit D-1

EXHIBIT E – Intentionally Omitted

Exhibit E-1

EXHIBIT F – INTENTIONALLY OMITTED

Exhibit F-1

EXHIBIT G – ORGANIZATIONAL CHART OF BORROWER AND GUARANTOR

[TO BE ATTACHED]

Exhibit G-1

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [ ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Lender and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Lender, and (2) the undersigned shall have at all times furnished the Borrower and the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-1

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [ ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Lender in writing, and (2) the undersigned shall have at all times furnished Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-2

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [ ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Lender and (2) the undersigned shall have at all times furnished Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-3

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [ ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Lender and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Lender, and (2) the undersigned shall have at all times furnished the Borrower and the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-4

EXHIBIT J

FIRST AMENDMENT TO

RECIPROCAL EASEMENT AND COST SHARING AGREEMENT

THIS FIRST AMENDMENT TO RECIPROCAL EASEMENT AND COST SHARING AGREEMENT (this "Amendment") is made and entered into as of March ___, 2018 by and among EYP REALTY, LLC, a Delaware limited liability company (together with its successors and assigns as described in Article 1 herein, "Office Owner") BOP FIGAT7TH LLC, a Delaware limited liability company (together with its successors and assigns as described in Article 1 herein and also sometimes including Retail Owner Subsidiary as provided in the fourth Recital below, "Retail Owner"), and BOP FIGAT7TH PARKING LLC, a Delaware limited liability company (together with its successors and assigns as described in Article 1 herein, "Retail Owner Subsidiary").

RECITALS

WHEREAS, Office Owner, Retail Owner and Retail Owner Subsidiary are parties to that certain Reciprocal Easement and Cost Sharing Agreement dated as of September 10, 2014, recorded in the Official Records of Los Angeles County, California as Instrument No. 20140962893 (the "Original Sub-REA"), which memorializes certain of their rights and obligations under the REA (as defined below) and provides for easements, covenants and restrictions with respect to the Office Parcels (as defined below) and the Retail Parcels (as defined below) (collectively, the "Parcels"), which easements, covenants and restrictions run with the Parcels and be binding upon and inure to the benefit of the successors and assigns of Office Owner and Retail Owner and every part thereof and interest therein.

WHEREAS, immediately prior to execution of the Original Sub-REA, Office Owner owned (a) that certain real property known as Lot 1 ("Lot 1") of Amended Tract No. 32622, as per Map recorded in Book 1098, Pages 83 through 86, inclusive of Maps (the "Original Tract Map") in the Official Records of Los Angeles County, California (the "Official Records"), which Lot 1 generally consists of an office building ("Tower 1") located at 725 South Figueroa Street, in the City of Los Angeles, State of California, a retail shopping center (the "Retail Center") located at 735 South Figueroa Street, in the City of Los Angeles, State of California, and certain common areas and underground parking and loading dock facilities; (b) an undivided 43% interest in Lot 4 ("Lot 4") of the Original Tract Map, upon which Lot 4 is constructed a free-standing parking structure, located at 945 West 8th Street, Los Angeles, California (the "Parking Structure"), and (c) Lots 5 ("Lot 5") 6 ("Lot 6"), and 7 ("Lot 7") of the Original Tract Map, which Lots are air parcels located above said Lot 4 and within which floors of the Parking Structure are located (the "Parking Parcels").

WHEREAS, pursuant to Tract No. 71804 as per Map recorded on August 7, 2014 in Book 1379, Pages 42 through 48 in the Official Records (the "Tract Map"), which Tract Map is attached to the Original Sub-REA as Exhibit A, Office Owner has subdivided Lot 1 into the following four lots: (a) Lot 1 of the Tract Map, which is the land underlying the Tower 1 Parcel, Center Parcel and Tower 1 Parking Parcel (as hereafter defined), and upon which, among other facilities, a driveway providing ingress/egress to the Parking Structure, the subterranean loading dock ramp and loading dock facilities are located (the "Commercial Land Parcel"); (b) Lot 2 of the Tract Map, which Lot 2 is an air parcel upon which the Tower 1 is located (the "Tower 1 Parcel"); (c) Lot 3 of the Tract Map, which Lot 3 is an air parcel upon which the Retail Center, certain common areas and vehicular parking are located (the "Center Parcel"); and (d) Lot 4 of the Tract Map upon which the executive parking for Tower 1 is located (the "Tower 1 Parking Parcel").

EXHIBIT J-1

WHEREAS, Office Owner now owns the Tower 1 Parcel, the Commercial Land Parcel, the Tower 1 Parking Parcel, Lot 7, and an undivided 28.25% interest in Lot 4 (collectively, the "Office Parcels"), and has conveyed (a) the Center Parcel and an undivided 14.75% interest in Lot 4 (collectively, the "Retail Owner Parcels") to Retail Owner, and (b) Lot 5 and Lot 6, (collectively, the "Retail Parking") to Retail Owner Subsidiary (a wholly owned subsidiary of Retail Owner). For purposes of this Amendment references to "Retail Owner" shall include the Retail Owner Subsidiary to the extent applicable to the Retail Parking; and the Retail Owner Parcels and Retail Parking shall be collectively referred to in this Amendment as the "Retail Parcels."

WHEREAS, CRA/LA, a Designated Local Authority, as successor-in-interest to the Community Redevelopment Agency of the City of Los Angeles (the "CRA") holds a leasehold interest in Lot 5 and Lot 6 and a fee interest for a term of years in the improvements contained within Lot 5 and Lot 6.

WHEREAS, Office Owner's predecessor in interest to Lot 1 and the Parking Parcels, PPLA Plaza Limited Partnership, a California limited partnership ("PPLA"), Seventh Street Plaza Associates, a California joint venture and predecessor ("SSPA"), and the CRA, entered into that certain Amended and Restated Owners' Operating and Reciprocal Easement Agreement (the "Original REA") dated as of June 20, 1986 and recorded on the June 4, 1987 as Instrument No. 87-885291 in the Official Records, which Original REA has been amended pursuant to (i) that certain Amendment No. 1 to Amended and Restated Owners' Operating and Reciprocal Easement Agreement dated December 5, 1990, by and between PPLA and South Figueroa Plaza Associates, a California general partnership and successor in interest to SSPA ("SFPA"), and recorded on December 21, 1990 as Instrument No, 90-2108281 in the Official Records and rerecorded on April 30, 1991 as Instrument No, 91-619078 in the Official Records (the "REA First Amendment") and (ii) that certain Amendment No. 2 to Amended and Restated Owners' Operating and Reciprocal Easement Agreement dated January 1, 1993, by and among PPLA, SFPA and the CRA, and recorded on January 30, 1995 as Instrument No. 95-150496 in the Official Records (the "REA Second Amendment"; the Original REA, as amended by the REA First Amendment and REA Second Amendment is referred to herein as the "REA").

WHEREAS, the REA encumbers (a) the Office Parcels, (b) the Retail Parcels, (c) Lot 2 of the Original Tract Map (upon which is currently constructed an office building located at 777 South Figueroa Street, City of Los Angeles, State of California, "Tower 2"), (d) the remaining 57% interest in Lot 4, (e) Lot 3 of the Original Tract Map (currently undeveloped) ("Lot 3"), (f) Lot 8 of the Original Tract Map, which Lot 8 is an air parcel located above said Lot 4 within which floors of the Parking Structure are located, (g) Lot 9 of the Original Tract Map (currently undeveloped), which is an air parcel above Lot 4 and within which it was contemplated, in connection with the development of an office building on Lot 3, that floors of the Parking Structure would be located, and (h) Lot 10 of the Original Tract Map (currently undeveloped), which is an air parcel above a portion of the Center Parcel.

WHEREAS, Office Owner, Retail Owner and Retail Parking Owner desire to amend the Original Sub-REA as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the receipt and sufficiency of which is hereby acknowledged, Office Owner, Retail Owner and Retail Parking Owner agree as follows:

EXHIBIT J-2

ARTICLE 1.

DEFINITIONS

All capitalized terms used herein without definition shall have the meanings ascribed to them in the REA or the Sub-REA as applicable. In addition to any other terms herein defined, the following capitalized terms set forth in this Amendment, shall have the following meanings:

"Affiliate" means as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common ownership or Control with such Person.

"Lot 4 Co-Ownership Agreement" means that certain Amended and Restated Lot 4 Co-Ownership Agreement dated as of September 10, 2014 by and among Office Owner, Retail Owner, Maguire Properties – 777 Tower, LLC, and Maguire Properties – 755 S Figueroa, LLC, recorded in the Official Records of Los Angeles County as Instrument No. 20140962892.

"Office Owner" means EYP REALTY, LLC, a Delaware limited liability company, and its successors and assigns as owners of the Office Parcels, subject to Section 2.4 below.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department, or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Retail Owner" means BOP FIGAT7TH LLC, a Delaware limited liability company, and its successors and assigns as owners of the Retail Owner Parcels, and sometimes includes Retail Owner Subsidiary and its successors and assigns as owners of the Retail Parking.

"Retail Owner Subsidiary" means BOP FIGAT7TH PARKING LLC, a Delaware limited liability company, and its successors and assigns as owners of the Retail Parking.

ARTICLE 2.

AMENDMENT PROVISIONS

2.1           To the extent, if any, that the Retail Owner presently has any voting or consent rights under the REA, the Sub-REA or Lot-4 Co-Ownership Agreement, this Amendment does not diminish those rights; provided, however, that this Section 2.1 will be subject to Section 2.2 below.

2.2           As among the owners of the Lots, as to any matter under the REA, the Sub-REA or the Lot 4 Co-Ownership Agreement as to which the owner of Lot 1 (or its Parking Parcels) has the right to act, vote, or consent (each such matter, a "Voting Matter"), the Office Owner (and not Retail Owner) will exercise such rights, subject to the remaining provisions of this Section 2.2.

A.           Office Owner will not exercise its rights with respect to a Voting Matter of the following types without obtaining the prior written consent of the Retail Owner, which the Retail Owner will not unreasonably withhold, condition or delay (the consent or denial of consent by Retail Owner to be referred to herein as a "Retail Voting Directive"):

1.          If the Voting Matter will (i) have an adverse impact on the maintenance, use during construction, structural integrity or safety of any of the Retail Parcels (other than, in each case, any temporary interference with the same or any relocation of any access areas resulting from or in connection the development, construction of any improvements, repair or alteration of any of the Lots or any portion thereof) or (ii) result in the imposition of a special maintenance obligation on the Retail Owner (unless another owner is or agrees to be responsible for the payment thereof);

EXHIBIT J-3

2.          If the Voting Matter pertains to the development of Lot 10 of the Original Tract Map;

3.          If the Voting Matter pertains to the development of Phase III (as defined in the REA), and the development of Phase III would impose a special maintenance obligation on any of the Retail Parcels for which the Retail Owner (as distinguished from one of the other owners) would be solely responsible;

4.          If the Voting Matter pertains to parking and would result in either (i) the number of parking spaces in the Parking Structure allocated to the Retail Owner being less than 510 unless alternative parking spaces are provided that are approved in writing by Retail Owner, which approval the Retail Owner will not unreasonably withhold, condition or delay, or (ii) a material and adverse effect on the Retail Owner's use, operation or maintenance of the Retail Parcels (other than temporary interference with the same during the development, construction, repair, alteration or maintenance of any portion of the Project or during an emergency); or

5.          If the Voting Matter (i) pertains to termination, amendments, or modifications of the REA and (ii) would have a material adverse effect on the Retail Parcels or on the use, operation, or maintenance thereof.

B.           In each case in subsection A of this Section 2.2 in which the Retail Owner fails to respond within 10 business days of receipt to the written request of the Office Owner for a Retail Voting Directive, and further fails to respond within 5 business days of receipt to a second written request of the Office Owner for a Retail Voting Directive, then the Office Owner may, but shall not be required to, deem the Retail Owner's consent to have been given and such deemed consent shall be considered a Retail Voting Directive. In each case in subsection A of this Section 2.2 in which the Retail Voting Directive is to withhold Retail Owner's consent to a Voting Matter and Office Owner objects to such withholding of consent based on the fact that Retail Owner's withholding of consent would have a material adverse effect on the use, operation or maintenance of the Office Parcels, and Office Owner and Retail Owner shall be unable to resolve the matter, then either of them shall have the right to have the same resolved using the same arbitration procedure as is set forth in the REA, and the arbitrators shall be instructed to resolve the matter based on the equities. To the extent that the arbitrators confirm that Retail Owner's consent to a Voting Matter was duly withheld, then the Retail Owner's withholding of consent to the extent of the confirmation of the arbitrators shall be considered a Retail Voting Directive. The arbitrators shall have the right to require that the non-prevailing party pay the reasonable costs and expenses, including attorneys' fees and expenses, of the prevailing party, all as determined by the arbitrators.

C.           Retail Owner shall indemnify, defend, and hold Office Owner harmless from and against any and all claims, suits, liabilities, losses, costs, and expenses made by or incurred by Office Owner to parties that are neither a party to the Original Sub-REA or a party to the REA to the extent resulting from any Retail Voting Directive. In the event that Office Owner is not an Affiliate of Retail Owner and Office Owner fails to seek Retail Owner's consent when required under subsection A of this Section 2.2, or Office Owner fails to comply with a Retail Voting Directive, then Office Owner shall indemnify, defend and hold Retail Owner harmless from and against any and all claims, suits, liabilities, losses, costs and expenses made by or incurred to parties that are neither a party to the Original Sub-REA or a party to the REA to the extent caused by such failure or refusal.

EXHIBIT J-4

2.3           Office Owner shall, if requested by Retail Owner and at Retail Owner's sole cost and expense (which shall include, without limitation, compensation for the reasonable market value of all services provided in connection with the same to the extent that such costs exceed that which Office Owner may incur in collection of corresponding amounts owed Office Owner), make commercially reasonable efforts to assist Retail Owner in billing and collecting from the owners of other Lots (e.g., outside of Lot 1) off the Original Tract Map such owners' shares of operating, maintenance and other costs that are incurred by Retail Owner and, under the REA, are to be paid by such other owners; provided, however, that Office Owner shall not be required to either bring suit or assert a lien on the non-paying owner's Lot to enforce such rights under the REA. If despite Office Owner's commercially reasonable efforts an owner of any of the other Lots fails to pay such amounts, then upon receipt of Retail Owner's written demand, Office Owner shall promptly assign such claim to Retail Owner. To the extent any party to the REA or Sub-REA fails to pay any amounts due by such party under the REA or Sub-REA, as applicable (a "Non-Paying Owner") and the failure to so pay results in a lien on any parcel other than a parcel owned by the Non-Paying Owner, and if fewer than 30 days remain prior to the scheduled foreclosure sale under such lien, then the owner of such parcel shall have the right to pay such lien (irrespective of the merits of the underlying claim) and to lien the Non-Paying Owner's parcel to secure the repayment of such amounts.

2.4           In the event that all of the Office Parcels at any time shall not be held only by one Person, unless and until a Office Designation Agreement (as defined herein) is recorded, the owner of the Tower 1 Parcel shall have the exclusive right to act as "Office Owner" hereunder and to bind all owners of all of the Office Parcels with respect to all Voting Matters, and the Retail Owner (and all other Persons having interests under the REA, the Sub-REA or the Lot 4 Co-Ownership Agreement) shall be entitled to deal with said owner of the Tower 1 Parcel on behalf of all of the owners of the Office Parcels with respect to the REA, the Sub-REA and the Lot 4 Co-Ownership Agreement. An "Office Designation Agreement" shall be a recorded document (which may be an amendment to the Sub-REA if it contains such terms) under which all of such the owners of the Office Parcels shall act exclusively through one of them with respect to the REA, the Sub-REA and the Lot 4 Co-Ownership Agreement, and the Retail Owner shall be entitled to deal with only one of such owners, as designated in the Office Designation Agreement, on behalf of all of them with respect to the REA, the Sub-REA and the Lot 4 Co-Ownership Agreement.

2.5           In the event that all of the Retail Parcels at any time shall not be held only by one Person, unless and until a Retail Designation Agreement (as defined herein) is recorded, the owner of the Center Parcel shall have the exclusive right to act as "Retail Owner" hereunder and to bind all owners of all of the Retail Parcels with respect to all Voting Matters, and the Office Owner (and all other Persons having interests under the REA, the Sub-REA or the Lot 4 Co-Ownership Agreement) shall be entitled to deal with said owner of the Center Parcel on behalf of all of the owners of the Retail Parcels with respect to the REA, the Sub-REA and the Lot 4 Co-Ownership Agreement. A "Retail Designation Agreement" shall be a recorded document (which may be an amendment to the Sub-REA if it contains such terms) under which all of such the owners of the Retail Parcels shall act exclusively through one of them with respect to the REA, the Sub-REA and the Lot 4 Co-Ownership Agreement, and the Office Owner shall be entitled to deal with only one of such owners, as designated in the Retail Designation Agreement, on behalf of all of them with respect to the REA, the Sub-REA and the Lot 4 Co-Ownership Agreement.

EXHIBIT J-5

ARTICLE 3.
AMENDMENT

This Amendment modifies and amends the Original Sub-REA. To the extent that any provision in this Amendment is inconsistent with any provision of the Original Sub-REA, this Amendment controls. Subject to the foregoing, all provisions of the Original Sub-REA as amended hereby are applicable to this Amendment, including without limitation the provisions for protection of mortgagees. This Amendment and the Original Sub-REA as amended hereby together comprise one integrated Agreement. Any reference in the Original Sub-REA to itself, to the extent pertaining to any time from and after execution and delivery hereof, shall be deemed to refer to said integrated Agreement comprised of this Amendment and the Original Sub-REA as amended hereby. This Amendment shall not be binding upon any institutional mortgagee that holds a lien on any of the Parcels as of the date hereof unless and until such mortgagee shall execute and deliver its consent hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first written above.

OFFICE OWNER

EYP REALTY, LLC,
A Delaware limited liability company

By:
Name:
Title:

RETAIL OWNER

BOP FIGAT7TH LLC,
a Delaware limited liability company

By:
Name:
Title:

RETAIL OWNER SUBSIDIARY

BOP FIGAT7TH PARKING LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT J-6

Acknowledgement

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF _____________	)
)
COUNTY OF ___________	)

On ________________, 2018 before me, ______________________________________, a notary public, personally appeared _________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ______________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

EXHIBIT J-7

Acknowledgement

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF _____________	)
)
COUNTY OF ___________	)

On __________________, 2018 before me, ___________________________________, a notary public, personally appeared _________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _____________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

EXHIBIT J-8

Acknowledgement

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF _____________	)
)
COUNTY OF ___________	)

On __________________, 2018 before me, ____________________________________, a notary public, personally appeared _________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _____________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

EXHIBIT J-9

MORTGAGEE CONSENT

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as beneficiary under that certain Deed of Trust, Security Agreement and Fixture Filing, dated February 6, 2018, and recorded February 7, 2018 in the Official Records of Los Angeles County, California, and as beneficiary under that certain Deed of Trust, Security Agreement and Fixture Filing (Parking Parcels), dated February 6, 2018, and recorded February 7, 2018 in the Official Records of Los Angeles County, California, hereby consents to the terms and provisions of the First Amendment to Reciprocal Easement and Cost Sharing Agreement, attached hereto, and to the Reciprocal Easement and Cost Sharing Agreement as amended thereby and referred to therein including, without limitation, the terms of Article 9 thereof, and declares that, subject to Article 9, the lien and charge of those Deeds of Trust are and shall be subordinate to the First Amendment to Reciprocal Easement and Cost Sharing Agreement attached hereto and to the Reciprocal Easement and Cost Sharing Agreement as amended thereby and referred to therein. Nothing herein shall be deemed to constitute Metropolitan Life Insurance Company's consent to or waiver of any restrictions on transfer of all or any portion of the property encumbered by said Deeds of Trust as may be set forth in said Deeds of Trust or in the related loan documents.

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:
Name:
Title:

EXHIBIT J-10

Acknowledgement

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss:
county of_______________	)

On ___________________, 2018 before me, __________________________ (here insert name of the officer), Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public
[Seal]

EXHIBIT J-11

MORTGAGEE CONSENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the benefit of the Lenders, and as beneficiary under that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated November 27, 2013, and recorded on December 2, 2013 at Instrument No. 20131693516 in the Official Records of Los Angeles County, California, as amended by that certain Partial Reconveyance and Modification of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof and recorded on ____________ at Instrument No. ___________ in the Official Records of Los Angeles County, California (as so amended, the "Wells Fargo Deed of Trust"), hereby consents to the terms and provisions of the First Amendment to Reciprocal Easement and Cost Sharing Agreement attached hereto, and to the to Reciprocal Easement and Cost Sharing Agreement as amended thereby and referred to therein, including, without limitation, the terms of Article 9 thereof, and subordinates the lien of the Wells Fargo Deed of Trust to the First Amendment to Reciprocal Easement and Cost Sharing Agreement attached hereto, and to the to Reciprocal Easement and Cost Sharing Agreement as amended thereby and referred to therein. Nothing herein shall be deemed to constitute Wells Fargo Bank's consent to or waiver of any restrictions on transfer of all or any portion of the property encumbered by the Wells Fargo Deed of Trust as may be set forth in the Wells Fargo Deed of Trust or in the related loan documents.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT J-12

Acknowledgement

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss:
county of_______________	)

On ___________________, 2018 before me, __________________________ (here insert name of the officer), Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public
[Seal]

EXHIBIT J-13